UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

TTM TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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TTM Technologies

2025 Annual Meeting and Proxy Statement

May 8, 2025

Inspiring Innovation

Proxy Statement Summary

This summary highlights information generally contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting your shares. For more complete information regarding the Company’s 2024 performance, please review the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2024, which we refer to in this proxy statement as the 2024 Form 10-K.

Annual Meeting Information

Date & Time	Location	Record Date
Thursday, May 8, 2025	The URL address is:	Record holders as of
8:30 a.m. Pacific Time	https://web.lumiconnect.com/208900745 Password: ttm2025	March 12, 2025 are entitled to Notice of, and to vote at, the Annual Meeting

Summary of Matters to be Voted Upon at the Annual Meeting

Proposal No.	Description of Proposals	Required Vote for Approval	TTM Board’s Recommendation
1	To elect Wajid Ali, Thomas T. Edman and Chantel E. Lenard to serve as class I directors For more information, see page 5	For each director, a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor.	FOR✓ Each Nominee
2	To approve on an advisory, non binding basis, the compensation of the Company's named executive officers	Majority of shares present in person or represented by proxy and entitled to vote on the proposal	FOR✓
For more information, see page 60
3	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm	Majority of shares present in person or represented by proxy and entitled to vote on the proposal	FOR✓
For more information, see page 61

TTM TECHNOLOGIES, INC.	i

About TTM

TTM Technologies, Inc. (“TTM”) is a leading global manufacturer of technology solutions, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and quick-turn and technologically advanced printed circuit boards (“PCBs"). TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. We strive to provide customers with market leading, differentiated solutions and an extraordinary customer experience. We are a leading competitor in the PCB industry, with significant market presence in each of our end market segments. TTM also designs and develops engineered systems, RF components and sub-assemblies using our own engineering talent and intellectual property.

TTM generated approximately $2.4B revenue in fiscal year 2024. We currently operate a total of 23 specialized manufacturing facilities in North America and Asia. TTM continues to focus on growing faster than the industry as a whole in those submarkets that are strategic to TTM’s business model. TTM has established a global, customer-focused organization within each business unit chartered to become experts in their markets, strengthen existing customer relationships and develop new customers in growing areas of each market.

TTM has operational and engineering teams that have helped deliver solid financial results and have established a focus on developing leading edge technology positions, integrated supply chain management and burgeoning best practice sharing which form the foundation for future margin improvement.

Our Vision

Inspire innovation as a global preeminent technology solutions company.

Our Mission

Provide customers with market leading, differentiated solutions and an extraordinary customer experience.

Our Strategy

TTM’s intention is to be opportunistic and to align with strategic customers in an industry projecting moderate growth and increasing competition. Our strategy is to provide value primarily through intense focus in four areas:

Investment	• Enhance TTM’s overall value proposition to our customers with disciplined investment in differentiated capabilities and business processes
Performance	• Lead our industry in customer experience, operational and engineering excellence and financial performance
Appeal	• Improve and communicate the elements that make TTM a desirable employer; attract, retain and develop outstanding talent
Values	• Integrity, Teamwork, Clear Communication, Performance Excellence

The foundation of TTM’s strategic vision is its corporate culture and our values which emphasize integrity, teamwork, clear communication, and performance excellence. We encourage our employees to always do the right thing and we demonstrate the importance we place on these values by, among other things, providing ethics training to our employees every year.

TTM TECHNOLOGIES, INC.	ii

TTM TECHNOLOGIES, INC.

200 East Sandpointe, Suite 400

Santa Ana, CA 92707

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2025

The 2025 annual meeting of stockholders of TTM Technologies, Inc. will be held at 8:30 a.m., Pacific Time, via video conference accessed through the URL address https://web.lumiconnect.com/208900745:

1.
to elect three class I directors, consisting of Wajid Ali, Thomas T. Edman and Chantel E. Lenard, to serve a term expiring in 2028;
2.
to hold an advisory, non-binding vote, on the compensation of our named executive officers;
3.
to ratify the appointment of KPMG LLP as our independent registered public accounting firm for TTM Technologies, Inc. for the fiscal year ending December 29, 2025; and
4.
to consider any other matters that properly come before the meeting and any postponement or adjournment thereof.

We are pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, saves us the cost of printing and mailing these materials, and reduces the environmental impact of our annual meeting by conserving natural resources.

Stockholders of record as of the close of business on March 12, 2025 are entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Whether or not you expect to participate in our annual meeting, please vote your shares via the Internet by following the instructions in this proxy statement. If you received a paper copy of this proxy statement you may also vote by signing, dating, and returning the enclosed proxy card in the enclosed pre-addressed envelope. No postage is required if mailed in the United States.

By Order of the Board of Directors
Santa Ana, California
March 13, 2025	Daniel J. Weber, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2025

The proxy statement and annual report to stockholders and the means to vote via the Internet are available at https://investors.ttm.com/news-events/annual-stockholders-meeting. Your Vote is Important — Please vote as promptly as possible by using the Internet or by signing, dating, and returning the proxy card if you received a paper copy of this proxy statement.

All stockholders are invited to attend the annual meeting. Stockholders who vote their proxy online or by executing a proxy card may nevertheless attend the meeting, revoke their proxy, and vote their shares at the meeting.

TTM TECHNOLOGIES, INC.

2025 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement contains information related to our annual meeting of stockholders to be held on Thursday, May 8, 2025, beginning at 8:30 a.m., Pacific Time, via video conference, and at any adjournments or postponements of the meeting. The purpose of this proxy statement is to solicit proxies from the holders of our common stock for use at the meeting. On or about March 13, 2025, we began mailing a notice containing instructions on how to access this proxy statement and our annual report via the Internet, and we began mailing a full set of the proxy materials to stockholders who had previously requested delivery of the materials in paper form. For information on how to vote your shares, see the instructions included on the proxy card and under “How to Vote” below. This solicitation is being made by the Board of Directors of TTM Technologies, Inc.

General Information

ABOUT THE MEETING

Matters To Be Considered At The Meeting

The matters to be considered and voted upon at the meeting will be:

1.
Election of Directors. To elect three class I directors, consisting of Wajid Ali, Thomas T. Edman, and Chantel E. Lenard to serve for a term expiring in 2028.
2.
Approval of Named Executive Officer Compensation. To approve, on an advisory, non-binding basis, the compensation of the Company's named executive officers.
3.
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2025.
4.
Other Business. To transact such other business as properly may come before the meeting or any adjournment or postponement thereof.

Voting Recommendations of The Board

Each of the recommendations of our Board of Directors is set forth together with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote (1) “FOR” the election of each of its three nominees for class I directors; (2) “FOR” approval on an advisory, non-binding basis, of the compensation of the Company's named executive officers; and (3) “FOR” the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2025. If you sign and return your proxy card but do not specify how you want your shares voted, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors.

Our Board of Directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for a substitute or alternate board nominee for director. In the event that any other matter should properly come before the meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

Who May Vote

Only stockholders of record at the close of business on March 12, 2025, the record date for the annual meeting, are entitled to receive notice of the meeting and to vote the shares of our common stock that they

TTM TECHNOLOGIES, INC.	1

held on that date at the meeting, and any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.

How To Vote

Stockholder of Record. If you are the stockholder of record (that is, the shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company)), you may vote your proxy in one of two convenient ways:

Via the Internet: Go to www.voteproxy.com and follow the instructions. You will need the 11-digit control number that appears on your proxy card included with this proxy statement. This method of voting will be available starting March 28, 2025, and through 11:59 p.m., Eastern Time, on May 7, 2025.

By mail: If you wish to vote by traditional proxy card and did not receive one along with this proxy statement, you can receive a full set of materials at no charge through the Internet at https://investors.ttm.com/news-events/annual-stockholders-meeting, by telephone at (888) 776-9962, by sending an e-mail to help@equiniti.com (the subject line of your e-mail should contain the 11-digit control number that appears in the Notice Regarding the Availability of Proxy Materials you received) or go to https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials. If you vote by traditional proxy card, mark your selections on the proxy card, date the card, and sign your name exactly as it appears on the card, then mail it in the postage-paid envelope enclosed with the materials. You should mail the proxy card in plenty of time to allow delivery to our transfer agent prior to the meeting.

Street Name Shares. If your shares are held in an account at a bank, broker or other institution, you are the beneficial owner of shares held in “street name,” and the Notice is forwarded to you by that institution. The institution holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that institution on how to vote the shares held in your account. You must instruct that institution in order for your shares to be voted, and that bank, broker or other institution is required to vote those shares in accordance with your instructions.

If you are a beneficial owner of shares held in street name and do not provide the institution that holds your shares with specific voting instructions, under the rules of the Financial Industry Regulatory Authority, the institution that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If you do not provide your bank, broker or other nominee with instructions on how to vote your street name shares on a non-routine matter, the institution that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

How To Change Or Revoke Your Vote

You may change your vote at any time before the vote at the meeting. If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the annual meeting by (i) submitting to our corporate secretary at our corporate offices a notice of revocation or a duly executed proxy bearing a later date (or by subsequently voting via the Internet) by the deadline noted above or (ii) virtually attending the annual meeting and voting online during the annual meeting. Participation in the meeting will not itself revoke a previously granted proxy.

If you hold your shares in street name, you may change your vote any time before the annual meeting by submitting new voting instructions to your bank, broker, or other holder of record by following the instructions they provided.

TTM TECHNOLOGIES, INC.	2

What To Do If You Received More Than One Notice

This means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the internet, or sign and return by mail all proxy cards. We encourage you to register all of your shares in the same name and address by contacting the Shareholder Services Department at our transfer agent, Equiniti Trust Company, LLC, at (800) 937-5449. If you hold your shares through an account with a bank or broker, you should contact your bank or broker and request consolidation of your accounts.

Meeting Admission

All stockholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. Please note that if you hold shares in street name, you will need to have a copy of a brokerage statement to present to the operator reflecting your stock ownership as of the record date.

Meeting Quorum

The presence in person or by proxy at the meeting of the holders of a majority of all outstanding shares of common stock entitled to vote at the meeting on the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date, 101,621,163 shares of our common stock were outstanding and entitled to vote at the meeting. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

If less than a majority of the outstanding shares of common stock entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time, or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

Required Vote

Proposal One — Election of Directors. Each nominee who receives a majority of the votes cast with respect to such director, which means more votes cast “FOR” such nominee than votes cast “AGAINST” such nominee, from the shares represented at the annual meeting and entitled to vote therefor will be elected as a class 1 director. Stockholders do not have the right to cumulate their votes for directors.

Proposal Two — Advisory, Non-Binding Vote on Named Executive Officer Compensation. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote will be required for approval of the advisory, non-binding vote on the compensation of the Company's named executive officers. Because this vote is advisory, it will not be binding upon our Board of Directors. However, the Human Capital and Compensation Committee and our Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Proposal Three — Ratification of the Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote will be required to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2025.

Other Matters. For each other matter, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on such matter will be required for approval.

Broker Non-Votes and Abstentions

If you are a beneficial owner of shares held in "street name" and you do not provide your broker or other nominee with instructions on how to vote your street name shares, your broker or nominee will not be

TTM TECHNOLOGIES, INC.	3

permitted to vote them on “non-routine” matters (and, therefore, there may be broker non-votes on such matters).

Proposal One and Two are considered non-routine matters under applicable rules. Please note that brokers may not vote your shares on these proposals in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

Broker non-votes will have no effect on the outcome of Proposals One and Two.

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2025 (Proposal Three) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Three.

Abstentions will have no effect on Proposal One. Abstentions will be treated as being present and entitled to vote on Proposals Two and Three and therefore will have the effect of votes against such Proposals.

Cost of Proxy Solicitation

We will bear the expense of soliciting proxies, including the expense of preparing, printing and mailing this proxy statement and the proxies we solicit. In addition to the use of mail, our employees may solicit proxies personally, by e-mail, facsimile, and by telephone. We do not intend to retain a proxy solicitor in connection with the annual meeting. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy materials to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

Our principal executive offices are located at 200 East Sandpointe, Suite 400, Santa Ana, California 92707, and our telephone number is (714) 327-3000. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of 10 days prior to the meeting and at the meeting itself for examination by any stockholder.

TTM TECHNOLOGIES, INC.	4

PROPOSAL ONE – ELECTION OF DIRECTORS

Directors and Nominees

Our Board of Directors is currently comprised of nine directors. Our Board of Directors is divided into three classes with each class of directors serving for a three-year term or until successors of directors serving in that class have been elected and qualified. Each director elected at the 2025 annual meeting will serve for a term expiring at the 2028 annual meeting or until a successor has been duly elected and qualified. At this annual meeting, our stockholders will be asked to elect three class I directors.

Our Board of Directors has nominated Wajid Ali, Thomas T. Edman and Chantel E. Lenard as class I directors. Mr. Ali, Mr. Edman and Ms. Lenard currently serve as class I directors. Mr. Ali, Mr. Edman and Ms. Lenard will stand for re-election at the 2025 annual meeting.

Julie S. England and Philip G. Franklin serve as class II directors and their terms will expire at the annual meeting of stockholders in 2026. Rex D. Geveden, Pamela B. Jackson and John G. Mayer serve as class III directors and their terms will expire at the annual meeting of stockholders in 2027.

In addition, pursuant to our Corporate Governance Guidelines, Kenton K. Alder, who currently serves as a class II director, must submit his resignation and retire from our Board of Directors at the 2025 annual meeting. Because Mr. Alder will have attained the mandatory retirement age of 75, our Board of Directors may no longer defer and is obligated to accept his resignation. The Board thanks Mr. Alder for his service and many contributions to TTM.

Our nominating and corporate governance committee is currently identifying and evaluating qualified individuals to be considered and ultimately recommended to the Board as the candidate to fill the vacancy that will be created by Mr. Alder's resignation and retirement from the Board.

As a natural mechanism to ensure continuity of our Board of Directors, to satisfy our obligations under the Special Board Resolution (the "SBR”) adopted by the Board and as required by the United States Defense Counterintelligence and Security Agency (the “DCSA”), TTM has continued the practice of providing for staggered elections of three classes of board members to serve three-year terms. During the period that the SBR is in force, our bylaws require that that (i) our Board be composed entirely of U.S. Citizens, (ii) at least three such members maintain a Personnel Security Clearance at least to the level of the Contractor's Facility Security Clearance or would be eligible to be cleared by the United States Government to receive classified information and maintain oversight of TTM’s classified operations (and may not be affiliated with any person or foreign entity of concern to the DCSA), and (iii) our Board be chaired by a member with a Personnel Security Clearance at least to the level of the Contractor's Facility Security Clearance. In addition, per the terms of the SBR, no foreign citizen is allowed to sit on TTM's Board in the future.

TTM is a significant supplier of electronic assemblies, radar and microelectronic systems and printed circuit boards that are eventually integrated into products purchased by the United States Department of Defense. As such, over 400 TTM employees and Board members are cleared by the United States Government to receive confidential or secret classified information. Because TTM has been identified by the government of the United States as a key supplier in the electronics eco-system, TTM has engaged DCSA for approval of facility security clearances at a number of its facilities. This clearance allows the DCSA to conduct audits and provide broad oversight to parts of TTM’s operation. As a condition of such clearance, and in connection with our engagement with the DCSA, in February of 2023, our Board of Directors adopted the SBR, replacing the Special Security Agreement (“SSA”) that the Company had entered into with the DCSA in 2010. The replacement of the SSA with the SBR was the result of the significantly reduced foreign ownership of TTM. As agreed between the Company and the DCSA, the Company plans to maintain much of the robust infrastructure developed during the adoption of and compliance with the SSA. The SBR codifies, and our bylaws require (during the period that the SBR is in effect), the standing Government Security Committee of TTM’s Board of Directors, consisting of at least 3 Board members that hold a National Security Clearance. In addition, the SBR dictates that TTM will maintain its policies and procedures that have been established pursuant to the provisions of the SSA to mitigate

TTM TECHNOLOGIES, INC.	5

risks to TTM’s operations that serve the national security of the United States, including the maintenance of its cybersecurity plan that meets the requirements of NIST 800-171. DCSA will continue to review TTM’s compliance with the terms of the SBR annually at each of TTM’s sites which operate under a U.S. Department of Defense security clearance.

Our Board of Directors has no reason to believe that any of its nominees standing for election will refuse or be unable to accept election. However, if any nominee is unable to accept election or if any other unforeseen contingencies should arise, our Board of Directors may designate a substitute nominee. If our Board of Directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our Board of Directors.

Our Board of Directors recommends a vote “FOR” the nominees for Class I directors.

Biographical Information of TTM's Director Nominees and Continuing Directors

The following table, together with the accompanying text, sets forth certain information with respect to each of our director nominees and each of our directors whose terms will continue after the 2025 annual meeting:

Name	Age	Class	Proposed Position(s) to be Held After Meeting
Wajid Ali	51	I	Director
Thomas T. Edman	62	I	Chief Executive Officer, President and Director
Julie S. England	67	II	Director
Philip G. Franklin	73	II	Director
Rex D. Geveden	64	III	Chair of the Board
Pamela B. Jackson	72	III	Director
Chantel E. Lenard	55	I	Director
John G. Mayer	74	III	Director

Wajid Ali has served as a director of our Company since May 2024. He is presently the current Chief Financial Officer of Lumentum Holdings Inc. (NASDAQ:LITE), a provider of optical and photonic products, and oversees Lumentum’s overall financial operations and information technology group. Mr. Ali joined Lumentum in February 2019. Before joining Lumentum, Mr. Ali was the Senior Vice President and Chief Financial Officer at Synaptics Incorporated, a developer and supplier of semiconductor product solutions, from May 2015 to February 2019. Before Synaptics, Mr. Ali was Vice President and Controller at Teledyne Technologies, Incorporated, an instrumentation, software and engineered systems company. Prior to Teledyne, he served as Chief Financial Officer at DALSA Corp., a semiconductor company that was acquired by Teledyne in 2011. Mr. Ali also held key financial management positions at Advanced Micro Devices, Inc. and ATI Technologies, Inc., overseeing the finance functions for large business groups. Mr. Ali holds a Bachelor of Arts and a Master of Arts degree in Economics from York University; a Master of Business Administration degree from the Schulich School of Business, York University; and CPA and CMA designations from the Chartered Professional Accountants of Ontario, Canada.

Our Board of Directors has determined that Mr. Ali is an independent director. Our Board of Directors believes that Mr. Ali’s extensive experience and knowledge in finance, operations, information technology and accounting where he has spent the vast majority of his exceptional career, qualify him to serve on our Board.

Thomas T. Edman has served as a director of our Company since September 2004, as President of our Company since January 2013, and as our Chief Executive Officer since January 2014. From early 2011 to December 2012, Mr. Edman served as Group Vice President and General Manager of the AKT Display Business Group, which is a division of Applied Materials Inc., a publicly held provider of nanomanufacturing technology solutions. From 2006 to 2011, Mr. Edman served as Corporate Vice President of Corporate Business Development of Applied Materials, Inc. Prior to that, Mr. Edman served as President and Chief Executive Officer

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of Applied Films Corporation from May 1998 until Applied Materials, Inc., acquired Applied Films Corporation in July 2006. From June 1996 until May 1998, Mr. Edman served as Chief Operating Officer and Executive Vice President of Applied Films Corporation. From 1993 until joining Applied Films, Mr. Edman served as General Manager of the High Performance Materials Division of Marubeni Specialty Chemicals, Inc., a subsidiary of a major Japanese trading corporation. Since June 2015, Mr. Edman has served on the Board of Ultra Clean Holdings, Inc. (NASDAQ: UCTT), and is presently Chairman of the Compensation Committee and a member of the Audit Committee. Since March 2016, Mr. Edman has served on the Board of the IPC, an electronic industries association and is currently serving on its executive committee as Chairman. Mr. Edman holds a Bachelor of Arts degree in East Asian Studies (Japan) from Yale University and a Master of Business Administration degree from The Wharton School at the University of Pennsylvania.

Mr. Edman is an employee director. Mr. Edman was previously nominated to the Board of Directors because of his proven business acumen and experience in the technology industry, having served in numerous senior executive roles with sizeable technology companies, including as the Chief Executive Officer of a public company. Mr. Edman also has extensive experience in Asia and with compensation-related matters, which have proven valuable to our Board of Directors.

Julie S. England has served as a director of our Company since October 2016. Ms. England is presently retired. Prior to her retirement in 2009, she served in various capacities with Texas Instruments Inc., most recently as Vice President and General Manager of the Radio Frequency Identification (“RFID”) division. She also served as Vice President of its microprocessor division from 1998 to 2004 and as Vice President of Quality for the Semiconductor Group from 1994 to 1998. Earlier, she held various engineering, manufacturing, quality, and business management positions. Ms. England is an experienced independent corporate director serving on both private and public company boards in the USA and Europe. Ms. England has served as a director of Smartrac Technology Group, N.V. from 2014 until May 2018. From 2010 until its acquisition by CCL Industries in May 2016, she served as a director of Checkpoint Systems, Inc., and chaired its Governance Committee. Ms. England served as a director of the Federal Reserve Bank of Dallas from 1997 to 2003 and as a director of Intelleflex Corporation from 2010 to 2013. Ms. England serves on the Board of Trustees of the Georgia O’Keeffe Museum, and also previously served on the North Texas Chapter of the National Association of Corporate Directors (“NACD”). Ms. England served on the board of directors of McMillen Jacobs Associates from June 2021 until June 2022. Ms. England joined the board of directors of the Electricity Council of Texas (“ERCOT”) in January 2022, for which she serves as the Chair of the Reliability & Markets Committee. She has served on trade associations in the electronics industry including the American Electronics Association and AIM Global. Ms. England holds a Bachelor of Science degree in chemical engineering and graduate studies in business from Texas Tech University complemented with executive education at Harvard University and Stanford University. She earned a Bachelor of Fine Arts degree in studio art in 2018 from Southern Methodist University in Dallas, TX.

Our Board of Directors has determined that Ms. England is an independent director. Our Board of Directors believes that Ms. England's extensive background in the technology industry and her experience serving on the boards of both private and public companies in the United States and Europe provides the Company with insight as she serves on our board. As a result of Ms. England’s significant involvement in director professionalism education, Ms. England has been designated a NACD Governance Fellow by the National Association of Corporate Directors. In 2024, she earned a Certificate in Cybersecurity Oversight from Carnegie Mellon University.

Philip G. Franklin has served as a director of our Company since November 2010. Mr. Franklin is presently retired. From 1998 to 2016, Mr. Franklin served in various capacities with Littelfuse, Inc. (NASDAQ: LFUS), a designer, manufacturer, and seller of circuit protection devices for use in electronics, automotive and electrical markets, most recently as Executive Vice President and Chief Financial Officer. Prior to joining Littelfuse, Inc., Mr. Franklin was Vice President and Chief Financial Officer for OmniQuip International, a construction equipment manufacturer, which he helped take public. Prior to that, Mr. Franklin served as Chief Financial Officer of Monarch Marking Systems and Hill Refrigeration. Mr. Franklin is a Trustee of XFLT, a below-investment-grade credit fund, where he chairs the Nominating and Governance Committee. Mr. Franklin is also

TTM TECHNOLOGIES, INC.	7

on the board of the Scholarship Foundation of Santa Barbara where he serves on the Executive Committee and the Investment Committee. From 2014 to 2021, Mr. Franklin served as a director of Tribune Publishing where he chaired the Audit Committee and later served as non-executive Chairman of the Board. Mr. Franklin holds a bachelor’s degree in economics from Dartmouth College and a Master of Business Administration degree from the Amos Tuck School at Dartmouth College.

Our Board of Directors has determined that Mr. Franklin is an independent director and an “audit committee financial expert” as described in applicable SEC rules. Our Board of Directors believes that Mr. Franklin's finance experience provides our Board with valuable financial and accounting expertise, including a deep understanding of accounting principles, financial reporting rules and regulations, and knowledge of audit procedures.

Rex D. Geveden has served as a director of our Company since May 2018. The Company appointed Mr. Geveden as Chair of our Board of Directors effective after the 2021 annual meeting of stockholders upon the retirement of Robert E. Klatell, our former Chair. Mr. Geveden has served as President and Chief Executive Officer since January 1, 2017, and served as Chief Operating Officer from October 2016 until December 2016 of BWX Technologies, Inc. (NYSE:BWXT), a nuclear industrial conglomerate headquartered in Lynchburg, VA. Previously, Mr. Geveden was Executive Vice President at Teledyne Technologies Incorporated, a provider of electronic subsystems and instrumentation for aerospace, defense and other uses. He led two of Teledyne’s four operating segments from 2013 through 2016, and concurrently served as President of Teledyne DALSA, Inc., a Teledyne subsidiary, since 2014. Mr. Geveden also served as President and Chief Executive Officer of Teledyne Scientific and Imaging, LLC from 2011 to 2013 and President of both Teledyne Brown Engineering, Inc. and Teledyne’s Engineered Systems Segment from 2007 to 2011. Mr. Geveden is a former Associate Administrator of the National Aeronautics and Space Administration (“NASA”), where he was responsible for all technical operations within the agency’s $16 billion portfolio and served in various other positions with NASA in a career spanning 17 years. Mr. Geveden holds both bachelor’s and master’s degrees in physics from Murray State University.

Our Board of Directors has determined that Mr. Geveden is an independent director. Our Board of Directors believes that Mr. Geveden's extensive experience in the aerospace and defense industry as well as his proven track record as an outstanding leader qualify him to serve as the Chair of our Board of Directors.

Pamela B. Jackson has served as a director of our Company since June 2021. She is a retired Vice President, Technology of Emerson Electric Company, a technology and software company, in St. Louis, Missouri. Ms. Jackson was with Emerson from April 2001 until October 2017 where her responsibilities included corporate oversight of technology development initiatives related to new and lean product development, portfolio and product life cycle management, and Emerson’s centers of excellence for software and human-centered design. She also served on the management boards for the Emerson Pune, India Innovation Center and the Emerson Xi’an, China Engineering Center. Over her career, Ms. Jackson led a breadth of global, technology intensive manufacturing businesses that included power supplies, energy systems, thin film hybrid integrated circuits, PCBs and other electronic components and assemblies. Before joining Emerson, Ms. Jackson worked at Lucent, AT&T and Western Electric for over twenty years where she held positions in research, engineering, operations, and marketing, eventually serving as Vice President and General Manager of several electronic component businesses including Lucent’s MicroPower division in Texas. Ms. Jackson received Bachelor and Master of Science degrees in chemistry and chemical engineering from the Massachusetts Institute of Technology. She holds an Executive Master of Business Administration degree from Boston University. She has served on several non-profit boards, including Ranken Technical College, in St Louis, Missouri where she chaired and currently serves on the Investment and Student Success & Diversity Committees. Ms. Jackson is a member of Sigma Xi, Beta Gamma Sigma, the American Chemical Society, the American Institute of Chemical Engineers and is a Life Member of the Society of Women Engineers.

Our Board of Directors has determined that Ms. Jackson is an independent director. Our Board of Directors believes that Ms. Jackson's extensive experience and knowledge in the electronics, engineering and technology markets, where she has spent the vast majority of her exceptional career, qualify her to serve on our Board.

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Chantel E. Lenard has served as a director of our Company since September 2018. Ms. Lenard presently serves as a Lecturer of Marketing in the Master of Business Administration program at the University of Michigan Ross School of Business. Ms. Lenard retired from Ford Motor Company (NYSE:F) in 2017, having served as the top marketing executive for Ford in both the U.S. and Asia. From 2013 to 2017, Ms. Lenard held the position of U.S. Chief Marketing Officer, leading the organization’s pricing, promotions, media, digital marketing, product strategy, and consumer experience activities. From 2010 to 2013, Ms. Lenard was based in Shanghai, China, as Vice President of Marketing for Ford’s Asia Pacific and Africa operations, where she led the marketing activities for 11 countries across the region. In addition to her marketing roles, Ms. Lenard held a number of leadership positions in strategy, sales, finance, and purchasing during her 25 year career with Ford. Ms. Lenard currently serves as a director and member of the Audit and Compensation Committees of LSI Industries (NASDAQ: LYTS). From 2020, until its acquisition by LKQ Corporation in August 2023, Ms. Lenard served as a director and member of the Compensation and Governance Committees of Uni-Select, Inc. (TSX: UNS). She also served as a director of Charge Enterprises (NASDAQ: CRGE), an electric vehicle charging and broadband infrastructure company, from January 2022 to May 2024. Ms. Lenard holds a bachelor’s degree in Industrial Engineering from Purdue University and a Master of Business Administration degree from Harvard University. In 2023, she earned a Certificate in Cybersecurity Oversight from Carnegie Mellon University and the National Association of Corporate Directors.

Our Board of Directors has determined that Ms. Lenard is an independent director. Our Board of Directors believes that Ms. Lenard's extensive background in the automobile industry and her lengthy and diverse experience in international marketing qualify her to serve on our Board.

John G. Mayer has served as a director of our Company since September 2000. Mr. Mayer is presently retired. From January 1997 to November 1999, Mr. Mayer served as Vice President of Tyco Printed Circuit Group, Inc., a PCB manufacturer. Mr. Mayer served as Chief Operating Officer of ElectroStar, Inc., previously a publicly held PCB manufacturing company, from December 1994 to December 1996. From April 1986 to November 1994, Mr. Mayer served as President of Electro-Etch Circuits, Inc., a predecessor company to ElectroStar, Inc. Mr. Mayer served on the board of trustees of the Cottonwood Gulch Foundation from 2008 to 2017. Mr. Mayer holds a Bachelor of Arts degree in history, the arts and letters from Yale University and a Juris Doctor from UCLA School of Law.

Our Board of Directors has determined that Mr. Mayer is an independent director. Our Board of Directors believes that Mr. Mayer's extensive experience in the PCB business and demonstrated depth of business experience in our company’s industry, particularly in technology and operations, qualifies him to serve on our Board.

There are no family relationships among any of our directors, director nominees, or executive officers.

Information Relating to Corporate Governance and the Board of Directors

Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Alder (whose term of office will conclude at the 2025 annual meeting), Ali, Franklin, Geveden and Mayer, Mses. Jackson, England and Lenard are independent directors, as “independence” is defined by the listing standards of the NASDAQ Stock Market (referred to as NASDAQ) and by the SEC. Accordingly, a majority of the members of our Board of Directors are independent. Mr. Edman is not considered to be an independent director as a result of his position as an executive officer of our Company.

Our bylaws authorize our Board of Directors to appoint its members to one or more committees, each consisting of one or more directors. Our Board of Directors has established four standing committees: an audit committee, a human capital and compensation committee, a nominating and corporate governance committee and a government security committee. Our bylaws specifically require that our Board of Directors maintain the government security committee during the period that SBR is in effect. Each of our committees, with the exception of the government security committee (of which Mr. Edman is a member), is comprised entirely of independent directors, as “independence” is defined by the listing standards of NASDAQ and by the SEC. The

TTM TECHNOLOGIES, INC.	9

Chair of our Board of Directors offers to hold executive sessions following most board meetings at which the independent directors are able to meet without the presence or participation of management.

Our Board of Directors has adopted charters for the audit, compensation, and nominating and corporate governance committees describing the authority and responsibilities delegated to each committee by the Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Whistle Blower Policy, a Code of Business Conduct for all employees and a supplemental Code of Ethics for our Chief Executive Officer and senior financial officers.

We post on our website, at https://investors.ttm.com/corporate-governance, the charters of our audit, human capital and compensation, and nominating and corporate governance committees; our Corporate Governance Guidelines; our Whistle Blower Policy; our Code of Business Conduct, "Code of Conduct", for all employees, our Code of Ethics for our Chief Executive Officer and senior financial officers, and any amendments or waivers thereto. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at 200 East Sandpointe, Suite 400, Santa Ana, California 92707.

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including the members of our various board committees, by submitting a letter addressed to the Board of Directors of TTM Technologies, Inc., c/o any specified individual director or directors, at 200 East Sandpointe, Suite 400, Santa Ana, California 92707. We will forward any such letters to the indicated directors.

Environmental, Social & Governance (“ESG”) Overview

At TTM, we strive to provide customers with market leading, differentiated solutions and an extraordinary customer experience. In line with our mission and corporate values, we aim to operate all of our sites around the globe in a safe and responsible manner that respects the environment and protects the safety and health of our employees, our customers and our communities.

We are committed to conducting our business in an ethical manner in every culture and geography that we operate. Our corporate values emphasize integrity, clear communication, teamwork and performance excellence throughout our employee base. Our Board of Directors ultimately oversees our ESG compliance and initiatives through regular engagement with our senior management team. Our lasting commitment to Corporate Social Responsibility (“CSR”) goes beyond regulatory compliance and is an integral part of our corporate culture and our way of doing business. We are committed to making our workforce inclusive, our business sustainable and friendly to the environment and our stakeholders engaged by maintaining strong environmental, social and governance practices.

TTM Sustainability

As a global organization, TTM recognizes our opportunity to positively impact the world around us by managing our operations in a sustainable manner. We believe that sustainable practices are essential to the long-term success of our business and that we have a responsibility to consider how our business interacts with society, impacts the environment, and can affect the global economy in line with our corporate values of teamwork, integrity, clear communication, and performance excellence. TTM expects our employees, suppliers, and business partners to use this Corporate Sustainability Policy as guiding principle in their respective roles.

TTM’s Leadership and employees are committed to:

Environmental:

•
Responsible sourcing and management of natural resources (including water usage) and raw materials
•
Conducting business in a way that minimizes negative environmental impact
•
Responsible management of waste and prevention of pollution with a focus on recycling

TTM TECHNOLOGIES, INC.	10

Social:

•
Fostering a culture that promotes personal health and safety
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Cultivating a culture that promotes transparency and clear communication
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Promoting career growth through talent development, succession planning, on the job training, and education
•
Competitively compensating our employees commensurate with skills and experience in each market
•
Supporting and actively engaging with our local communities

Governance:

•
Upholding fair and ethical labor, governance, and finance practices
•
Ensuring ethical organizational governance through consistent and continuous training of our employee base
•
Creating strong cybersecurity policies that ensure protection and privacy of data for our customers employees, and other stakeholders
•
Promoting transparency, accountability, and engagement with our stockholders

Commitment to Values and Ethics. The foundation of TTM’s strategic vision is our corporate culture and its way of doing business with integrity, teamwork, clear communication, and performance excellence. We demonstrate the importance we place on these values through our goal setting and performance management process as well as providing ethics training to employees every year. Along with the TTM Values and our Leadership Principles, we discuss and act in accordance with, and provide annual training for, our Code of Conduct, which outlines our expectations and provides guidance for all employees. Our Code of Conduct includes topics such as anti-corruption, discrimination, harassment, privacy, appropriate use of company assets, protecting confidential information, and reporting Code of Conduct violations. Our Code of Conduct reinforces the importance of fostering an open, welcoming environment in which all employees have a voice and a confidential outlet to raise concerns regarding potential violations.

In addition, the Company maintains high standards for all employees worldwide which include reasonable work hours and time off, no child labor, no forced labor, equal opportunity employment, and a professional work environment that does not tolerate any form of harassment or discrimination. The Company and its employees strive to achieve and maintain a positive work environment. In addition, the Company emphasizes health and wellness programs targeted to educate employees on healthy lifestyles and promote fitness plans. We review employee turnover rates paying particular attention to new hires, supervisor and technical retention. We believe the emphasis we place on selecting and training new hires as well as coaching supervisors positively impacts the work environment. Through internal surveys, it is clear our employees value their relationships with their supervisors, career opportunities and the corporate culture.

Management Policies and Communication. How we manage and leverage our human capital is essential in executing our strategy. At TTM, a key differentiator is our culture, which has been shaped through considerable thought and energy. Our culture has served us well as we integrate acquired companies and optimize our organizational structures and teams to better serve our customers. The following elements underpin our culture:

•
Vision – Inspire innovation as a global preeminent technology solutions company.
•
Mission – Provide customers with market leading, differentiated solutions and an extraordinary customer experience.

TTM TECHNOLOGIES, INC.	11

•
The “TTM Values” that apply to all employees are: Integrity, Teamwork, Clear Communication and Performance Excellence.
•
Our people leaders are guided by our “Leadership Principles” which are: Results, Communications, Collaboration, and Career Development.
•
“One TTM” – embodies our collective “team” approach to solving problems, working together, robust collaboration, and proactive communication throughout the organization to better serve our customers.

Cybersecurity

In order to protect the data of our Company, business partners, U.S. national security, and defense-related items, TTM has invested in robust data security and privacy protections. TTM follows industry-standard recommendations for data security such as those outlined in the NIST SP 800-171 and evolving Cybersecurity Maturity Model Certification (CMMC) frameworks. TTM has developed detailed cybersecurity policies and procedures, including a data classification system to ensure the protection of critical data. In addition to periodic internal review, TTM also employs external auditors and cybersecurity testing firms to review our cybersecurity posture. The Board of Directors and the Board's Government Security Committee review cybersecurity risk with TTM's Senior Vice President of Information Technology on a regular basis and assesses the cybersecurity risks that TTM faces while providing oversight of TTM’s cybersecurity protective systems, policies and procedures. TTM maintains a CIRT, or Cybersecurity Incident Response Team, and conducts periodic tests with this team to maintain readiness and resiliency, while regularly reviewing its policies in the interest of protecting data security. The regular training of employees, at least annually, on cyber threats helps TTM to maintain data security.

Corporate Governance

A key component of our success is a strong foundation of Corporate Governance practices and policies that promote transparency, accountability and engagement exemplified by our Board of Directors. We maintain our Corporate Governance Guidelines to provide direction to our Board of Directors and Senior Management on topics such as board member qualifications, the evaluation process for the CEO and board members and reporting conflicts of interest. In addition to these Guidelines and the strong governance practices that we employ that are described throughout this Proxy Statement, TTM also maintains a Code of Ethics for the CEO and Senior Financial Officers. Further, each committee of the Board of Directors has a charter. All of these documents are available on TTM’s website at https://investors.ttm.com/corporate-governance.

Meetings of the Board of Directors

Our Board of Directors held seven meetings (regular and special) during 2024. All of our directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during 2024, and (ii) the total number of meetings held by all committees of our Board of Directors on which such person served during 2024. We have adopted a policy encouraging each of our directors to attend each annual meeting of stockholders and, to the extent reasonably practicable, we regularly schedule a meeting of the Board of Directors on the same day as the annual meeting of stockholders. Eight of our nine current directors attended the 2024 annual meeting of stockholders. Mr. Ali did not attend the 2024 annual meeting of stockholders because he was not appointed to our Board of Directors until after such annual meeting.

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Committees of the Board of Directors

As of the date of this Proxy Statement, the members and nominees of our Board of Directors and the committees of our Board of Directors on which they serve, are identified below:

Name	Audit Committee	Human Capital and Compensation Committee	Nominating and Corporate Governance Committee	Government Security Committee
Kenton K. Alder *				Member
Wajid Ali	Member
Thomas T. Edman				Member
Julie S. England			Chair	Member
Philip G. Franklin	Chair
Rex D. Geveden		Member		Chair
Pamela B. Jackson	Member	Member
Chantel E. Lenard		Chair	Member
John G. Mayer	Member		Member

* Pursuant to our Corporate Governance Guidelines, Mr. Alder will retire from the Board of Directors and his term of office will conclude at the 2025 annual meeting.

Audit Committee. Our Audit Committee provides assistance to the Company’s Board of Directors in fulfilling its responsibility to stockholders, the investment community and governmental agencies that regulate the activities of the Company with respect to oversight of: (i) the integrity of the Company’s accounting and financial reporting process, financial statements and financial statement audits; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications, independence and performance; (iv) the performance of the Company’s internal audit function; and (v) the performance of the Company’s internal accounting controls, disclosure controls and procedures, and internal control over financial reporting. Our audit committee actively consults with our management and our independent registered public accounting firm regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, our audit committee has the responsibility to consider and recommend the appointment of, and to pre-approve services provided by, and fee arrangements with, our independent registered public accounting firm. The current members of our audit committee are Messrs. Franklin (chair), Ali, Mayer and Ms. Jackson, each of whom is an independent director under NASDAQ listing standards as well as under SEC rules. The Board of Directors has determined that Mr. Franklin is “financially sophisticated” under NASDAQ rules and qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Our audit committee held four meetings during 2024.

Our audit committee has a written charter that delineates its responsibilities, a full copy of which is posted on our website at https://investors.ttm.com/corporate-governance.

Human Capital and Compensation Committee. Our human capital and compensation committee conducts a general review of our employee compensation and benefit plans to ensure that they meet our corporate objectives. The human capital and compensation committee reviews and determines, or recommends to our Board of Directors, the compensation of our Chief Executive Officer and all other individuals designated by our Board of Directors as executive officers of our Company. In addition, our human capital and compensation committee reviews and approves our corporate goals and objectives relevant to the compensation for our Chief Executive Officer and other executive officers, including annual performance objectives, and evaluates the performance of our Chief Executive Officer and other executive officers in light of these goals and objectives. The human capital and compensation committee reviews and makes recommendations to our Board of Directors with respect to compensation and “people” related matters and

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monitors talent and career development and retention of our employees. In addition, the human capital and compensation committee approves our incentive compensation plans and equity-based plans, and activities relating to those plans. The human capital and compensation committee also establishes and periodically reviews policies in the area of perquisites for executive officers. The human capital and compensation committee may, delegate any or all of its responsibilities to a subcommittee.

In discharging its responsibilities, our human capital and compensation committee is empowered to investigate any matter of concern that it deems appropriate and has the sole authority, without seeking approval from the entire Board of Directors, to retain outside consultants for this purpose, including the authority to approve any terms of retention. Additional information regarding the role of compensation consultants and executive officers in assisting our human capital and compensation committee in determining the amount or form of executive compensation may be found in “Compensation Discussion and Analysis” below. The current members of our human capital and compensation committee are Ms. Lenard (chair), Ms. Jackson and Mr. Geveden each of whom is an independent director under NASDAQ listing standards as well as under SEC rules. The human capital and compensation committee held five meetings during 2024.

Our human capital and compensation committee has a written charter that delineates its responsibilities, a full copy of which is posted on our website at https://investors.ttm.com/corporate-governance.

Our human capital and compensation committee retained Exequity as our compensation consultant for 2024 to provide an independent review of the Company’s board and executive compensation programs, including an analysis of the competitive market. Our human capital and compensation committee assessed the independence of Exequity pursuant to SEC and NASDAQ rules and concluded that Exequity is independent and that their work has not raised any conflict of interest. For further discussion of the work conducted by our compensation consultants, see “Compensation Discussion and Analysis – Role of the Human Capital and Compensation Committee.”

Nominating and Corporate Governance Committee. The nominating and corporate governance committee oversees the selection and composition of our Board of Directors and oversees the management of our continuity planning processes. It establishes, monitors, and recommends the purpose, structure, and operations of the various committees of our Board of Directors, the criteria and qualifications for membership of each board committee, and recommends whether rotations or term limits are appropriate for the chair or committee members of the various committees. In addition, the nominating and corporate governance committee recommends individuals to stand for election as directors and recommends directors to serve on each committee as a member or as chair of the committee. The nominating and corporate governance committee reviews director compensation and recommends changes in director compensation to our Board of Directors with the support of our compensation consultant. The nominating and corporate governance committee reviews and makes recommendations regarding our governing documents (including our certificate of incorporation and bylaws) and our environmental, social and corporate governance principles, policies and practices. The nominating and corporate governance committee is also responsible for considering policies relating to the meetings of our Board of Directors and considers questions of independence and possible conflicts of interest of members of our Board of Directors and executive officers. Finally, the nominating and corporate governance committee oversees the performance evaluation for our Board of Directors and management.

The nominating and corporate governance committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the information required by our current bylaws is submitted in writing in a timely manner and addressed and delivered to our Company’s secretary at 200 East Sandpointe, Suite 400, Santa Ana, California 92707. Under our current bylaws, a stockholder who intends to recommend a nominee to our Board of Directors must provide (a) all information relating to the individual subject to the nomination that is required to be disclosed in opposition proxy statements for election of directors filed by stockholders, at their own expense, in a contested election, or as otherwise required under Regulation 14A under the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act), (b) a description of all relationships, including, but not limited to, any agreements or

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understandings between the proposed nominee and the stockholder giving the notice, (c) a representation and agreement from the proposed nominee that (A) he or she is not, and will not become, a party to any arrangement or understanding not disclosed to the Company with any person or entity with respect to (I) how the proposed nominee, if elected as a director, will vote on any issue or question or (II) any direct or indirect compensation, reimbursement, or indemnification in connection with his or her service or action as a director, and (B) if elected as a director, he or she will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Company applicable to all directors and in effect during such person’s time in office as a director, (d) a fully completed and executed director questionnaire in the form required by the Company, and (e) the individual’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected. The questionnaire is available from our secretary upon written request and upon the requesting person’s providing certain written representations required by our current bylaws. The stockholder making the nomination must also provide the information required by our current bylaws relating to such stockholder, and any beneficial owner on whose behalf the nomination is being made, including information pertaining to ownership of our capital stock, must make certain representations relating to voting intent and delivery of proxies and must provide any other information related to the stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors in a contested election under Regulation 14A of the Exchange Act. In addition, to comply with the universal proxy rules, our bylaws also provide that stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and must also comply with all other requirements of Rule 14a-19 under the Exchange Act.

The nominating and corporate governance committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, and the extent to which the nominee would fill a present need on our Board of Directors. The nominating and corporate governance committee evaluates nominees for director in the same manner, regardless of whether the nominee is recommended by a stockholder or other person or entity. At least annually, the nominating and corporate governance committee evaluates the skills and experience of its current members of the Board of Directors which help inform the Board of the attributes and experience it may seek in

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the potential selection of future members of the Board. The skills matrix used by the nominating and corporate governance committee is set forth below.

Board Qualifications Review *
	Kenton K. Alder	Wajid Ali	Thomas T. Edman	Julie S. England	Philip G. Franklin	Rex D. Geveden	Pamela B. Jackson	Chantel E. Lenard	John G. Mayer
Knowledge, Skills and Experience
Finance and Accounting	I	E	S	I	E	I	I	S	S
Capital Markets	I	I	I		I	I
Technology	I	S	S	E	S	E	E	I	E
IT/Cybersecurity		I	S	S		S	S	S	I
Electronics Manufacturing Ops	I	S	S	E	S	I	E		E
Asia Experience		S	E	S		S	I	E	S
HR/Org & People Dev.	I	S	I	S	S	S	S	I	S
Corporate Governance	S	I	I	I	I	I	S	I	I
M&A	I	E	E	I	E	E	I		S
Executive Comp.	I	I	E	S	I	E	S	I	S
Sales and Marketing	I		E	I			I	E	I
P&L Experience	I	I	I	I	I	E	E	I	I
Supply Chain Mgmt.	I	I	S	S	I	S	S	S	E
Government and Regulatory	S		S			E		S	S
Aerospace/Defense	I	S	S	I		E			S
Environmental Experience			S				S		I
S – Some experience = though not directly related to prior responsibilities, maintaining a general understanding due to prior experience
I – Intermediate experience = experience that is directly related to prior responsibilities, an advanced subject matter understanding due to prior responsibilities for such area or field
E – Expert experience = a subject matter expert

* Self-reported by each Director

In evaluating Director candidates, our nominating and corporate governance committee bears in mind that the foremost responsibility of a director is to represent the interests of our stockholders as a whole. Directors are expected to exemplify the highest standards of personal and professional integrity and to constructively challenge management through their active participation and questioning. In consideration of these expectations, the nominating and corporate governance committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of our business. The activities and associations of candidates are reviewed for any legal impediment, conflict of interest, or other consideration that might prevent service on our Board of Directors.

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When considering potential director nominees, the charter of the nominating and corporate governance committee provides that the committee shall take into account all factors it considers appropriate which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors.

The current members of our nominating and corporate governance committee are Mses. England (chair) and Lenard and Mr. Mayer, each of whom is an independent director under NASDAQ listing standards as well as under SEC rules. The nominating and corporate governance committee held four meetings during 2024.

Our nominating and corporate governance committee has a written charter that delineates its responsibilities, a full copy of which is posted on our website at https://investors.ttm.com/corporate-governance.

Government Security Committee. As previously disclosed in our filings with the SEC, a portion of our business consists of manufacturing defense and defense-related items for various departments and agencies of the U.S. government, including the U.S. Department of Defense, which requires that we maintain facility security clearances under the National Industrial Security Program (“NISP”). The NISP requires that a corporation maintaining a facility security clearance take steps to mitigate foreign ownership, control, or influence (referred to as FOCI). On February 1, 2023, our Board of Directors passed a Special Board Resolution (“SBR”), replacing the Special Security Agreement (“SSA”) that we entered into in with the Defense Counterintelligence and Security Agency (“DCSA”) in 2010. The replacement of the SSA with the SBR is a result of the significantly reduced foreign ownership of TTM. DCSA acknowledged the SBR and terminated the SSA on April 25, 2023. The SBR codifies and our bylaws require (during the period that the SBR is in effect),the maintenance of the Government Security Committee of the Board to oversee our compliance and cybersecurity efforts and to put into place best practices in our facilities in the U.S. and overseas to insure that we maintain robust security practices and policies as we serve the interests of our customers in the Aerospace and Defense market. Our Government Security Committee, consists of at least 3 Board members that hold a Personal Security Clearance, as required by our bylaws. The DCSA will continue to review TTM’s compliance with the terms of the SBR annually at each of TTM’s sites which operate under a U.S. DoD security clearance. In addition, all of TTM’s Board is currently comprised of U.S. citizens and per the terms of the SBR, in the future, no non-U.S. citizen will be allowed to sit on TTM’s Board. The current members of our Government Security Committee are Ms. England and Messrs. Alder (whose term of office will conclude at the 2025 annual meeting), Edman, and Geveden (chair). Our Government Security Committee held four meetings during 2024.

Board Leadership Structure. We believe it is our Chief Executive Officer’s responsibility to manage our Company’s operations and the Chair’s responsibility to lead our Board of Directors. Given the significant responsibilities with which our Chair is tasked and his active role in our governance, we believe it is beneficial to have an independent chair who is dedicated to leading the Board of Directors for the Company. To this end, our Corporate Governance Guidelines provide that our Chief Executive Officer may not be our Chair, and that our Chair will be selected from our independent directors. In making its decision to separate the Chief Executive Officer and Chair roles, our Board of Directors considered the time that Mr. Edman is required to devote to the Chief Executive Officer position, particularly given the demands imposed on our global Company. By segregating the role of the Chair, we reduce any duplication of effort between the Chief Executive Officer and the Chair. We believe this provides strong leadership for our Board of Directors, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees, and other stakeholders.

Our Board of Directors currently has eight independent members and one non-independent member, specifically Mr. Edman, our President and Chief Executive Officer. A number of our independent board members are currently serving or have served as members of senior management of other public companies or governmental agencies and have served as directors of other public companies. We believe that the number of independent, experienced directors that make up our board, along with the independent oversight of the Board of Directors by a non-executive chair, benefits our Company and our stockholders.

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Both our bylaws and the SBR, as required by the DCSA, establishes certain criteria for the qualifications of our directors and the composition of our Board of Directors, and also requires that a certain number of directors maintain Personnel Security Clearances and that all Directors be U.S. citizens. Our current Board of Directors meets the composition criteria and our board has determined to maintain a classified Board of Directors in part because of these critical requirements set by the government of the United States.

We believe that we have a strong corporate governance structure that ensures independent discussion among, evaluation of, and communication with and access to, senior management. With the exception of our Government Security Committee of which Mr. Edman is a member, all of our board committees are composed solely of independent directors, which provide independent oversight of management. Also, our Corporate Governance Guidelines provide that our independent directors will have the opportunity to meet in executive session not less frequently than quarterly.

Risk Management and Oversight Process. While our management is primarily responsible for managing risk, our Board of Directors and each of its committees play a role in overseeing our risk management practices. Our full Board of Directors is ultimately responsible for risk oversight, and it discharges this responsibility by, among other things, receiving regular reports from our management, including an annual enterprise risk assessment conducted by our internal audit function based on the feedback received from our internal leadership team, concerning our business and the material risks that our Company faces. Our Board of Directors annually reviews key enterprise risks identified by management, such as financial, reputational, safety and security, cybersecurity, operational, revenue, social responsibility, environmental and compliance risks, and it monitors key risks through reports and discussions regarding key risk areas at meetings of our Board of Directors and in committee meetings. Our Board of Directors also focuses on specific strategic and emerging risks in periodic strategy reviews. Our Board of Directors annually reviews and approves our corporate strategy and goals and our capital budgets, and in connection with that review, it considers risks associated with our Company.

Our Board of Directors allocates responsibility for overseeing risk management for our Company among the full board and each of its committees. Specifically, the full board oversees significant risks primarily relating to operations, strategy, finance, cybersecurity, environmental, health and safety matters, liability insurance programs, and compliance with environmental legal and regulatory and social responsibility requirements. In addition, each of our committees considers risks within its area of responsibilities, as follows:

•
Our audit committee is primarily responsible for overseeing matters involving major financial risk exposures and actions management is taking to monitor such risk exposures. This includes risks relating to internal controls over financial reporting; litigation; tax matters; the Code of Business Conduct and the Code of Ethics for the CEO and senior financial officers. In addition, the audit committee reviews our quarterly and annual financial reports, including any disclosure in those reports of risk factors affecting our Company and business. The audit committee regularly consults with our independent registered public accounting firm, KPMG LLP.
•
Our human capital and compensation committee is primarily responsible for overseeing risks that may be associated with executive retention, our executive compensation programs and risks relating to the administration of those programs. In setting compensation, the human capital and compensation committee strives to create incentives that encourage appropriate risk-taking behavior consistent with our business strategy. In making compensation determinations, the human capital and compensation committee considers these risks and an overall mix of compensation for employees as well as the various risk control and mitigation features of our compensation plans, including appropriate performance measures and targets and incentive plan payout maximums. To assist in satisfying these oversight responsibilities, the human capital and compensation committee retains outside compensation consultants and meets regularly with management to understand the financial, human resource, and stockholder implications of compensation decisions being made. Additional information on risk management considerations of our human capital and compensation

TTM TECHNOLOGIES, INC.	18

committee is discussed in this proxy statement under “Compensation Discussion and Analysis – Risk Management Considerations.”
•
Our nominating and corporate governance committee is primarily responsible for risks that may be mitigated by the continued effective functioning of our Board of Directors and our corporate governance practices. Under its charter, the nominating and corporate governance committee is responsible for, among other things, developing and recommending to our Board of Directors a set of effective environmental, social and corporate governance principles designed to assure compliance with applicable standards.
•
Our government security committee is primarily responsible for ensuring compliance with the policies and procedures mandated by the U.S. government with respect to classified and export-controlled information in our possession and for ensuring the mitigation of FOCI, including cybersecurity.

Through the activities of our audit, compensation, nominating and corporate governance, and government security committees, as well as the full Board of Directors’ interactions with management concerning our business and the material risks that may impact our Company, the Board of Directors and each respective committee is able to monitor our risk management process and offer critical insights to our management.

Our Insider Trading Policy, a copy of which is filed as an Exhibit 19 to our Annual Report on Form 10-K prohibits our employees from engaging in certain transactions involving TTM’s securities, including but not limited to the use of financial instruments such as puts, calls, derivatives, zero-cost collars, and forward sales contracts, short sales, pledging TTM securities as collateral for a loan, or subject to margin call or other involuntary sales, or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. Our officers and directors are also further prohibited from engaging in these types of hedging transactions. See “Director Compensation – Stock Ownership, Hedging and Pledging Policies” and “Compensation Discussion and Analysis – Compensation Overview – Alignment of Compensation and Performance – Compensation Practices.”

Related Person Transaction Policies and Procedures. It is the responsibility of our full Board of Directors and our audit committee to review and approve related party transactions. It is our management’s responsibility to bring such related party transactions to the attention of our Board of Directors and members of our audit committee. From time to time, our nominating and corporate governance committee, in accordance with its charter, will also review potential conflict of interest transactions involving members of our Board of Directors and our executive officers. In accordance with our Corporate Governance Guidelines, any monetary engagement (other than director or employee compensation or transactions which would not require disclosure under Item 404 of Regulation S-K) (a) between a director (including any entity of which the director is a director or executive officer and any member of a director’s family as defined in NASDAQ rules) and our Company or any of its affiliates or members of senior management or their families, and (b) between executive officers of our Company (as designated by our Board of Directors) and our Company or any of its affiliates, is subject to the approval of our audit committee or our independent directors. Each of our directors and executive officers must notify our Board of Directors in advance of entering into any such transaction.

Our Corporate Governance Guidelines task our Board of Directors, in consultation with our nominating and corporate governance committee, with reviewing annually the relationships that each director has with us, directly or indirectly. Further, our nominating and corporate governance committee is tasked with periodically reviewing the compensation arrangements and other business relationships between our directors and our Company in order to monitor the independence of our directors. Our Corporate Governance Guidelines also provide that if an actual or potential conflict of interest develops, a director should report the matter immediately to the full Board of Directors and our audit committee for evaluation and appropriate resolution. If a director has a personal interest in a matter before our Board of Directors, the director must disclose the

TTM TECHNOLOGIES, INC.	19

interest to the full Board of Directors and our audit committee, must recuse themselves from participation in the related discussion, and must abstain from voting on the matter.

Stock Ownership Guidelines, and Hedging and Pledging Policies. Our Board of Directors recognizes that stock ownership by directors may strengthen their commitment to the long-term future of our Company and further align their interests with those of our stockholders. Accordingly, our Corporate Governance Guidelines provide that our independent directors are prohibited from selling the shares that they are awarded under the Company’s Long Term Equity Incentive Plans until such time as they retire from our Board and are expected over time to beneficially own shares of our common stock (including shares owned outright, unvested shares, restricted stock units, and stock options) having a value of at least five times their annual cash retainer, and as our directors are subject to our insider trading policy, they are prohibited from pledging or hedging their shares. All of our Board members, with the exception of Mr. Ali who joined our Board in May 2024, meet the stock ownership guidelines as of the Record Date. In addition, the Company has adopted stock ownership guidelines for the Chief Executive Officer and his direct reports. For a full description of such guidelines, see page 45.

DIRECTOR COMPENSATION

Our non-employee directors receive the following cash compensation on an annual basis: an annual cash retainer of $75,000, an annual cash retainer of $9,000 for each board committee of which such director is a member (except for the government security committee), and reimbursement of expenses relating to attendance at board and board committee meetings. In addition, the Chair of the Board receives an annual cash retainer of an additional $70,000, and the chairs of our various board committees receive annual cash retainers as follows: $25,000 to our audit committee chair, $17,000 to our human capital and compensation committee chair, $15,000 to our government security committee chair, and $17,000 to our nominating and corporate governance committee chair. Annually, our nominating and corporate governance committee, in consultation with our compensation consultant, reviews our board compensation against the board compensation of our peer companies to develop a reasonable board compensation package.

In addition, our non-employee directors are granted the following equity compensation on an annual basis: the Chair of the Board receives restricted stock units (“RSUs”) having a value on the award date of $210,000 and each non-employee director receives restricted stock units having a value on the award date of $160,000, in each case based upon the average closing price of our common stock over the six-month period preceding the grant date. In the instance where a Board Member serves a portion of the year, the compensation granted is prorated for the time served that year. The RSUs awarded to the non-employee directors vest in full on the first anniversary of the grant date; however, in an effort to further align Board Members’ interests with those of our stockholders, delivery of the shares of common stock underlying the RSUs is deferred until retirement from the Board of Directors (or until one year after retirement in the case of certain prior grants).

Mr. Edman is not compensated for his service as a director. Mr. Edman’s compensation as our Chief Executive Officer and President is described below under “Compensation Discussion and Analysis” and “Executive Compensation”.

Nonqualified Deferred Compensation. Our directors are permitted to defer 5% to 100% of annual director fees into our Executive and Director Deferred Compensation Plan. In 2024, none of our directors did participate in the Executive and Director Deferred Compensation Plan.

TTM TECHNOLOGIES, INC.	20

Director Summary Compensation Table for Fiscal Year 2024

The following table sets forth the compensation earned by our non-employee directors in respect of their services as such during 2024.

Name	Fees Earned or Paid in Cash (1)	RSU Awards ($) (2)	Total
Kenton K. Alder (3)	$75,000	$189,475	$264,475
Wajid Ali (4)	$42,000	$122,700	$164,700
Julie S. England	$101,000	$189,475	$290,475
Philip G. Franklin	$107,500	$189,475	$296,975
Rex D. Geveden	$170,000	$248,705	$418,705
Pamela B. Jackson	$93,000	$189,475	$282,475
Chantel E. Lenard	$101,500	$189,475	$290,975
John G. Mayer	$93,000	$189,475	$282,475
Dov S. Zakheim (5)	$49,500	$—	$49,500
(1)
Amounts include fees payable for service as a director, committee membership, or committee chair as described in the narrative accompanying this table.
(2)
Amounts shown reflect the fair value of RSUs on the grant date. The value is calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation. The fair value of an RSU is based on the closing market price of our common stock on the grant date. For a discussion of valuation assumptions, see Note 12 to our 2024 consolidated financial statements, included in our Annual Report on Form 10-K filed with the SEC on February 21, 2025. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors with respect to these awards. A supplemental table following these footnotes sets forth for non-employee directors: (i) the aggregate number of RSUs and option awards outstanding as of December 30, 2024, and (ii) the number of RSUs and option awards that were not vested as of December 30, 2024.
(3)
Pursuant to our Corporate Governance Guidelines, Mr. Alder will retire from the Board of Directors and his term of office will conclude at the 2025 annual meeting.
(4)
Mr. Ali started service as a director on May 9, 2024
(5)
Pursuant to our Corporate Governance Guidelines, Dr. Zakheim retired from the Board of Directors and his term of office concluded at the 2024 annual meeting.

Outstanding Equity Awards Held by Non-Employee Directors at Fiscal 2024 Year End

Name	RSUs Outstanding at Fiscal Year End	Number of RSUs that Have Not Vested (1)	Options Outstanding at Fiscal Year End (2)	Number of Options that Have Not Vested

Kenton K. Alder (3)	113,241	10,723	—	0
Wajid Ali (4)	6,944	6,944	—	0
Julie S. England	83,245	10,723	20,000	0
Philip G. Franklin	137,834	10,723	—	0
Rex D. Geveden	83,318	14,075	20,000	0
Pamela B. Jackson	40,610	10,723	—	0
Chantel E. Lenard	67,148	10,723	20,000	0
John G. Mayer	158,060	10,723	—	0
Dov S. Zakheim (5)	—	—	—	0

(1)
The RSUs vest on May 9, 2025.
(2)
The options were granted to directors in fiscal years prior to 2019. The average remaining life is 4 years and the average option price is $14.32
(3)
Pursuant to our Corporate Governance Guidelines, Mr. Alder will retire from the Board of Directors and his term of office will conclude at the 2025 annual meeting.
(4)
Mr. Ali started service as a director on May 9, 2024.
(5)
Pursuant to our Corporate Governance Guidelines, Dr. Zakheim retired from the Board of Directors and his term of office concluded at the 2024 annual meeting.

TTM TECHNOLOGIES, INC.	21

Compensation Consultant and its Affiliates

Exequity was retained by our human capital and compensation committee to provide an independent review of the Company’s executive compensation programs, including an analysis of the competitive market for 2024. In addition, Exequity assisted the human capital and compensation committee with its evaluation of the risks associated with our compensation programs, and executive director compensation data. Exequity also furnished the human capital and compensation committee with reports on peer company practices relating to the following matters: short-term and long-term compensation program design; equity compensation; vesting practices and ownership guidelines; target incentive opportunities; and compensation trends for board management and committee members. During 2024, the human capital and compensation committee also engaged Aon and Principal for services rendered in connection with the administration of our deferred compensation plan, computation of total stockholder return (“TSR”) relative to our TSR Peer Group, and for compensation survey data. In July of 2024, we transitioned the administration of the deferred compensation program to Fidelity. A summary table for Exequity, Aon/Radford, AON/Principal and Fidelity is included below.

Consultant	Scope/Project	2024 Fees

Aon/Radford	Computation of total stockholder return (TSR)	$16,050
Aon/Principal	Deferred Compensation Program Administration	$14,156
Fidelity	Deferred Compensation Program Administration ( July to Dec)	$5,778
Exequity	Executive Compensation Consulting	$67,006

TTM TECHNOLOGIES, INC.	22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of each class of common stock beneficially owned as of March 12, 2025 by (a) each of our directors and named executive officers; (b) all of our directors and executive officers as a group; and (c) each person known by us to own beneficially more than five percent of our outstanding common stock.

	Beneficial Ownership
Name of Beneficial Owner(1)	Number	Percentage(2)
Thomas T. Edman(3)	732,069	*
Daniel L. Boehle	4,906	*
Catherine A. Gridley	73,906	*
Douglas L. Soder	138,791	*
Philip Titterton	88,563	*
Kenton K. Alder(4)	—	*
Wajid Ali(5)	—	*
Julie S. England(6)	20,000	*
Philip G. Franklin(7)	10,000	*
Rex D. Geveden(8)	20,000	*
Pamela B. Jackson(9)	—	*
Chantel E. Lenard(10)	20,000	*
John G. Mayer(11)	9,167	*
All directors and executive officers as a group (22 persons)	1,335,609	1.3%
5% or Greater Beneficial Owners(12)
BlackRock, Inc.(13)	18,082,852	17.8%
The Vanguard Group(14)	13,547,047	13.3%
Dimensional Fund Advisors LP(15)	8,299,477	8.2%
Thrivent Financial for Lutherans(16)	5,643,344	5.5%

* Represents less than 1% of our outstanding common stock.

(1)
Except as otherwise indicated, the address of each person listed on the table is 200 East Sandpointe, Suite 400, Santa Ana, CA 92707.
(2)
We have determined beneficial ownership in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares of common stock subject to options, RSUs, and performance- based restricted stock units (“PRUs”), held by that person that are currently exercisable or will become exercisable or releasable within 60 days after March 12, 2025 but we have not included those shares for purposes of computing percentage ownership of any other person; such shares are treated as outstanding for purposes of computing the percentage and number of the person holding such securities but are not treated as outstanding for purposes of computing the percentage of any other person. We have assumed unless otherwise indicated that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is based on 101,621,163 shares of our common stock outstanding as of March 12, 2025.
(3)
Does not include 35,261 shares issuable upon delivery of shares underlying vested RSUs. The delivery of 18,826 shares is deferred until retirement, and the delivery of 16,435 shares is deferred until one year after retirement from our Board of Directors.
(4)
Does not include 113,241 shares issuable upon delivery of shares underlying vested RSUs, the delivery of which is deferred until retirement from our Board of Directors. Pursuant to our Corporate Governance Guidelines, Mr. Alder will retire from the Board of Directors and his term of office will conclude at the 2025 annual meeting.
(5)
Does not include 6,944 shares issuable upon delivery if shares underlying vested RSUs, the delivery of which is deferred until retirement of our Board of Directors.
(6)
Represents shares issuable upon the exercise of stock options that are currently vested. Does not include 83,245 shares issuable upon delivery of shares underlying vested RSUs, the delivery of which is deferred until retirement from our Board of Directors.
(7)
Does not include 137,834 shares issuable upon delivery of shares underlying vested RSUs, the delivery of which is deferred until retirement from our Board of Directors.
(8)
Represents shares issuable upon the exercise of stock options that are currently vested. Does not include 83,318 shares issuable upon delivery of shares underlying vested RSUs, the delivery of which is deferred until retirement from our Board of Directors.
(9)
Represents shares issuable upon the exercise of stock options that are currently vested. Does not include 40,610 shares issuable

TTM TECHNOLOGIES, INC.	23

upon delivery of shares underlying vested RSUs, the delivery of which is deferred until retirement from our Board of Directors.
(10)
Represents shares issuable upon the exercise of stock options that are currently vested. Does not include 67,148 shares issuable upon delivery of shares underlying vested RSUs, the delivery of which is deferred until retirement from our Board of Directors.
(11)
Does not include 158,060 shares issuable upon delivery of shares underlying vested RSUs. The delivery of 141,625 shares is deferred until retirement, and the delivery of 16,435 shares is deferred until one year after retirement from our Board of Directors.
(12)
The percentage of shares beneficially owned by 5% stockholders is from their respective SEC filing.
(13)
Based on information provided by BlackRock, Inc. and certain of its affiliates, referred to as BlackRock. BlackRock has sole voting power over 17,635,547 shares and sole dispositive power over 18,082,852 shares. Such information is as reported on Schedule 13G/A filed by BlackRock with the SEC on January 19, 2024. The address for BlackRock is 50 Hudson Yards, New York, New York 10011. Assuming there are no material changes in the information last reported since BlackRock, Inc. did not file a quarterly amendment after January 19, 2024.
(14)
Based on information provided by The Vanguard Group and certain of its affiliates, referred to as Vanguard. Vanguard has sole voting power over 0 shares, shared voting power over 141,572 shares, sole dispositive power over 13,309,316 shares and shared dispositive power over 237,731 shares. Such information is as reported on Schedule 13G/A filed by Vanguard with the SEC on February 13, 2024. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. Assuming there are no material changes in the information last reported since The Vanguard Group did not file a quarterly amendment after February 13, 2024.
(15)
Based on information provided by Dimensional Fund Advisors LP, and certain of its affiliates, referred to as Dimensional, Dimensional has sole voting power over 8,185,109 shares and sole dispositive power over 8,299,477 shares. Such information is as reported on Schedule 13G/A filed by Dimensional with the SEC on February 09, 2024. The address for Dimensional is 6300 Bee Cave Road, Building One, Austin, Texas 78746. Assuming there are no material changes in the information last reported since Dimensional Fund Advisors LP did not file a quarterly amendment after February 9, 2024.
(16)
Based on information provided by Thrivent Financial for Lutherans. As reported on Schedule 13G/A filed by Thrivent Financial for Lutherans with the SEC on November 14, 2024: Thrivent reported beneficial ownership of 5,643,344 shares, sole voting power and sole dispositive power as to 33,409 of the shares and shared voting and dispositive power as to 5,609,935 shares. The address for Thrivent Financial for Lutherans is 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402. Assuming there are no material changes in the information last reported since Thrivent Financial for Lutherans did not file a quarterly amendment after November 14, 2024.

TTM TECHNOLOGIES, INC.	24

EXECUTIVE OFFICERS

Biographical information regarding these officers is set forth below, except for Mr. Edman, whose biography is set forth above with our other directors.

Daniel L. Boehle, 53, became our Executive Vice President and Chief Financial Officer in September 2023 after having joined our company as Executive Vice President of Finance in August 2023. Mr. Boehle functions both as our Principal Financial Officer and our Principal Accounting Officer. From August 2020 to August 2023, Mr. Boehle served as Vice President and Chief Financial Officer for Aerojet Rocketdyne Holdings, Inc. (“Aerojet”), a manufacturer of rocket, hypersonic and electric propulsive systems. From August 2017 to July 2020, Mr. Boehle was Vice President, Controller, and Chief Accounting Officer for Aerojet. Before joining Aerojet, Mr. Boehle served in various leadership roles across corporate accounting, financial reporting, and financial planning and analysis at Northrop Grumman Corporation. Before joining Northrop Grumman Corporation, he held positions at KPMG LLP and KPMG Australia Ltd. Mr. Boehle joined the board of directors of Ducommun Incorporated (NYSE: DCO) in November 2024 and serves on its Audit Committee. Mr. Boehle earned his Bachelor of Science in Accounting from Loyola Marymount University and a Master of Business Administration degree from the UCLA Anderson School of Management, and is a Certified Public Accountant.

Thomas Clapprood, 55, has served as the President of the Radar Systems and Sensors Business Unit for TTM Technologies Aerospace & Defense Business Sector since January, 2023. Prior to Mr. Clapprood's current role, he served as the Vice President of Sales & Marketing for TTM’s North America Business Unit from December, 2010 to December, 2022. From 1995 through 2004, Mr. Clapprood served as Regional Business Director for Northrop Grumman Corporation. Mr. Clapprood then joined Tyco Printed Circuit Group, now TTM Technologies, Inc., where he held several management positions including Director of Sales and Business Director for the Specialty Assembly group until 2012. Mr. Clapprood graduated from Elon University with a bachelor's degree in business management.

Robert Farrell, 53, has served as President of the Communication and Computing Business Unit since January 2023. From January 2020 to January 2023, Mr. Farrell served as our Vice President of Sales - Networking and Computing. Mr. Farrell joined TTM in September 2010 as South East Regional Sales Director. Since that time and prior to his current position, he also served as Senior Director of Sales for EMS and Vice President of Sales for Communication and Computing. Mr. Farrell has 30 years of experience in the electronics industry. He held positions of New Account Development Manager and European Account Manager with Advance Circuits, Global Account Manager with Topsearch, and Senior Supply Chain Manager with Flex. Mr. Farrell holds a Bachelor Degree of Business Administration at Montreat College.

Catherine A. Gridley, 55, has served as the Executive Vice President and President of the Aerospace & Defense Sector (“A&D”) since 2021. In January 2020, Ms. Gridley was promoted to Senior Vice President of A&D. She joined TTM in 2019 from Northrop Grumman Corporation, where she most recently served as the Vice President and General Manager of the Advanced Defense Services Division. Prior to Northrop Grumman, Catherine held P&L leadership positions with DynCorp International, GE Aviation Systems and Goodrich. She earned her Bachelor of Science degree in accounting from Ithaca College and a Master of Business Administration degree from Binghamton University.

Dale Knecht, 62, has served as Senior Vice President of Global Information Technology since January 2014. From January 2007 to December 2013, Mr. Knecht served as our Vice President of Information Technology. Prior to joining TTM, Mr. Knecht served as Vice President of Information Technology for the Tyco Electronics Printed Circuit Group from 2001 to 2006. From 2003 to 2006, Mr. Knecht served in a dual role as Director of IT Regional Governance - North America for Tyco Electronics. Prior to that, Mr. Knecht served from 1998 to 2001 as Manager, SAP Global Support, and from 1993 to 1998 as Regional Systems Manager - Latin America & Canada for AMP Inc. Mr. Knecht holds a Bachelor of Science in mathematics from Lafayette College, and an executive master degree in cybersecurity from Brown University.

TTM TECHNOLOGIES, INC.	25

Shawn Powers, 51, has served as Executive Vice President and Chief Human Resources Officer since June 2021. From February 2015 to June 2021, Mr. Powers served as our Senior Vice President of Human Resources. Mr. Powers joined TTM in early 2014 as Vice President of Human Resources for our North America Business Unit. Prior to joining TTM, Mr. Powers was the Global Vice President of Human Resources with Kleinfelder, an engineering and sciences company, from 2012 to 2014. Before Kleinfelder, Mr. Powers was the Senior Director of Global Human Resources with IMI plc, a FTSE 100 manufacturing company, from 2006 to 2012. Mr. Powers began his career in the U.S. Military, serving as an Army Aviation Officer. Mr. Powers holds both a Master of International Affairs and a Bachelor of Science degree in biomedical science from Texas A&M University. Additionally, he has earned the Global Professional of Human Resources (GPHR) and the Society of Human Resources Professional - Senior Certified Professional (SCP) certifications.

Elizabeth Romo, 48, has served as our Chief Accounting Officer since February 2025. Ms. Romo served as Vice President of Internal Audit at Public Storage from October 2022 to January 2025. From October 2020 to September 2022, Ms. Romo was Vice President of Corporate Strategy and Development for Aerojet and Senior Director of Internal Audit for Aerojet. Before joining Aerojet, Ms. Romo served in various leadership roles across mergers & acquisition, internal audit and financial reporting at Northrop Grumman Corporation. Before joining Northrop Grumman Corporation, she held positions at Ernst & Young LLP and KPMG LLP. Ms. Romo holds a Bachelor of Science degree in accounting from Loyola Marymount University and a Master of Business Administration from the UCLA Anderson School of Management. Ms. Romo is a Certified Public Accountant.

Anthony J. Sandeen, 52, has served as our Senior Vice President of Automotive & Medical, Industrial & Instrumentation (AMI&I) and Global Sales since January 2024. He served as our President of AMI&I from June 2020 through January 2024. From May 2017 through May 2020, Mr. Sandeen served as Chief Commercial Officer for Beyonics Technology Ltd., Ying Shing Enterprises Limited, Ying Hao and Fischer Technology. Mr. Sandeen received a bachelor’s degree in English from St. John’s University in Collegeville, Minnesota.

Douglas L. Soder, 64, has served as our Executive Vice President and President of the Commercial Sector since July 2018. Mr. Soder joined TTM in November 2006 as Executive Vice President with responsibility for Global Sales. Since that time and prior to his current assignment, he also served as President of the North America Business Unit and President of the Communications & Computing Business Unit. Before joining our Company, Mr. Soder held the position of Executive Vice President for Tyco Electronics—Printed Circuit Group. During a 23-year career at Tyco Electronics, Mr. Soder served in a variety of sales, sales management, and business leadership positions at its AMP Incorporated and Tyco Printed Circuit Group (PCG) subsidiaries. Mr. Soder holds a Bachelor of Arts degree in political science from Dickinson College.

Steven Spoto, 52, has served as President of the Integrated Electronics Business Unit since January 2025. He served as Vice President of Finance A&D from April, 2020 through January 2025. Mr. Spoto has 31 years of experience in the manufacturing and defense industry. He held positions of Plant Controller, Segment Finance Manager, and Director of Finance at USG Corp. and Lockheed Martin. Mr. Spoto holds a Bachelor of Science degree in accounting from LeMoyne College.

Philip Titterton, 59, has served as our Executive Vice President and Chief Operating Officer since January 2020. As previously disclosed, Mr. Titterton plans to step down on July 1, 2025 from his role as our Executive Vice President and Chief Operating Officer, after which he will take on an advisory position with us for the foreseeable future and intends to assist with special operations projects. Mr. Titterton also served as Senior Vice President and President of the Aerospace & Defense / Specialty Business Unit from January 2016 until December 2019 and as Vice President of Operations, North America since 2006. He also held positions as Vice President of Operations and General Manager for Tyco Electronics Printed Circuit Group from 1992 until our acquisition of that company in October 2006. Mr. Titterton received his bachelor’s degree in electrical engineering from Lehigh University.

Daniel J. Weber, 53, has served as our Executive Vice President, Chief Legal Officer and Secretary since December 2020. From December 2016 through December 2020, Mr. Weber served as our Senior Vice President and General Counsel. He leads the Office of the General Counsel, which includes the contracts and

TTM TECHNOLOGIES, INC.	26

administration function. He is also responsible for TTM’s government relations activities which manages TTM’s political action committee and its government outreach and advocacy. Before joining TTM in 2015, Mr. Weber served as the General Counsel for Viasystems for approximately 11 years and had served as in-house counsel for Viasystems Group, Inc. for over 15 years. Mr. Weber previously also served as Vice President and General Counsel of Courtesy Corporation, a plastic molding manufacturer based in the United States, and as General Counsel of International Wire Group, Inc., a multinational insulated and bare copper wire manufacturer. Prior to embarking on his in-house legal career, Mr. Weber worked in private practice at Gallop, Johnson & Neuman, L.C. in the corporate and securities group. From January 2022 to December 2023, Mr. Weber served as the Chairman of the Government Relations Committee of the IPC, an electronics industries association. He currently serves as a member of the Government Relations Committee of the IPC. Mr. Weber is member of the Board of Directors of Encompass Digital Media Holdings, LLC, a global provider of media services. Mr. Weber completed his undergraduate work from the University of Kansas and received his law degree from St. Louis University.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis, or CD&A, describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our named executive officers, or our NEOs. For the fiscal year 2024, our NEOs were:

Name	Position(s) Held
Thomas T. Edman	Chief Executive Officer, President and Director
Daniel L. Boehle	Executive Vice President and Chief Financial Officer
Catherine A. Gridley	Executive Vice President and President A&D Sector
Douglas L. Soder	Executive Vice President and President Commercial Sector
Philip Titterton	Executive Vice President and Chief Operating Officer

This CD&A is organized into four sections:

•
Compensation Overview – Alignment of Performance and Compensation (Page 27)
•
Executive Compensation Philosophy and Objectives (Page 30)
•
Role of the Human Capital and Compensation Committee (Page 30)
•
Compensation Structure (Page 32)

Compensation Overview – Alignment of Compensation and Performance

Our primary goal is to tie Company Executive's compensation closely with performance. The information below provides an executive summary of our Company’s financial performance for fiscal year 2024 and how pay is aligned with performance.

KEY ACCOMPLISHMENTS IN 2024

TTM’s commitment to its strategy of diversification, differentiation and discipline led to TTM’s continued financial strength in 2024. Due to revenue growth, improved operations and cost management, we generated Non-GAAP net income of $178.4 million in 2024. For an explanation of the use of Non-GAAP metrics, a presentation of comparable financial measures calculated and reported in accordance with GAAP, and a reconciliation to those audited GAAP metrics, see Annex A attached hereto.

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PERFORMANCE HIGHLIGHTS

Highlights from 2024

The Company achieved excellent financial performance in 2024.

•
2024 cash flow from operations was $236.9 million.
•
2024 revenue growth in the Aerospace and Defense market of 12%.
•
Total net revenues increased 9% year on year primarily driven by demand growth for generative artificial intelligence (AI) applications in the data center computing end market and strong demand and improved operation execution in aerospace and defense end market.
•
Non-GAAP EPS increased to $1.71 per share from $1.33 per share due to higher revenues and improved operational execution.
•
Repurchased approximately 2.0 million shares for $34.5 million and an average price paid per share of $17.32.

ALIGNMENT OF PAY AND PERFORMANCE

TTM’s executive compensation is strongly aligned to Company performance and measurable financial metrics. The following charts show metrics that we track related to our financial performance over the past four years. (1)

1.
For a discussion explaining the use of the Non-GAAP metrics, see Annex A attached hereto.

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The charts below measure the total compensation for the CEO and the average total compensation for our NEOs for the past three years.

These charts demonstrate consistent alignment in performance-based compensation for the three-year period with the Company’s performance over such three-year period. The Company’s performance and the price of the Company’s common stock on the NASDAQ directly impacts total compensation realized by our executives.

(1)
Total compensation consists of salary paid, the value of RSUs that vested during the fiscal year, short-term incentive compensation for that fiscal year, and PRUs vested for the performance period during the fiscal year.
(2)
This chart illustrates the average compensation received by the group of NEOs as reported in our proxy statements for the years. 2022, 2023, and 2024 even though the group of NEOs has changed each year.

2024 SAY ON PAY VOTE

At our 2024 annual meeting, our stockholders overwhelmingly approved, on an advisory basis, the compensation of our NEOs described in our 2024 proxy statement. Approximately 97.7% of the votes cast on the matter were voted “For” such advisory “Say-on-Pay” approval, thereby providing the human capital and compensation committee with verification that its compensation practices align the interests of the Company’s executives with those of the Company’s stockholders.

COMPENSATION PRACTICES

We continually review the Company’s executive compensation program to maintain compensation practices that are in the best interests of our stockholders. Some of our key policies are summarized below:

WHAT WE DO:	WHAT WE DON’T DO:
•
We tie a significant portion of NEO pay to performance through our performance-based annual bonus plan and our multi-year performance share unit program
•
We use double triggers in our severance agreements and our equity awards
•
We maintain significant stock ownership guidelines for our NEOs
•
We have a robust clawback policy
•
The human capital and compensation committee engages an independent compensation consultant

•
We do not maintain pension plans or other executive retirement plans
•
We do not provide tax gross up payments for any amounts considered to be excess parachute payments
•
We do not allow hedging or pledging of our stock
•
We do not permit the repricing of stock options without prior stockholder approval
•
We do not provide excessive perquisites

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• We conduct annual compensation risk assessments	• We do not have executive employment agreements • We do not have guaranteed bonus minimums or payouts

Executive Compensation Philosophy and Objectives

The human capital and compensation committee of our Board of Directors, is intended to attract, motivate, and retain executives and reward the creation of stockholder value. We seek to provide executive compensation packages that are competitive with comparable companies and reward the achievement of short-term and long-term performance.

We use a combination of fixed and variable compensation programs to reward and incentivize strong performance, as well as to align the interests of our executives with those of our stockholders. We generally target total compensation around the 50th percentile of comparable companies. We believe that this philosophy will continue to enable us to remain competitive in attracting and retaining qualified executive officers while avoiding paying amounts in excess of what we believe is necessary to attract and retain such executive officers. However, our human capital and compensation committee’s decisions on target compensation for specific individuals are also influenced by a variety of additional factors, including compensation practices of businesses acquired by us, and Company and individual performance.

Each year our human capital and compensation committee, together with our senior management, establishes performance targets for short-term and long-term incentive plans that require the achievement of significant financial results. Each year our human capital and compensation committee determines compensation by assessing prior year performance against these established financial targets, as well as other factors such as the compensation paid by comparable companies, achievement of strategic objectives, improvements in market share and the professional development and potential of individual officers. Ultimately, the amount of compensation awarded to our executives is determined based on performance and what our human capital and compensation committee believes is in the best interests of our stockholders.

We believe that our use of restricted stock units and performance-based restricted stock units, together with an annual incentive bonus program that is based on various combinations of global operating income, sector operating income, and global cash flow from operations as a percentage of revenue shows that we have closely linked executive officer pay to performance. Our pay mix consists primarily of base salary, annual performance-based cash bonuses, performance-based equity incentives and time-based equity incentives. We have no executive retirement plans except our 401(k) plan and deferred compensation plan available to North America employees; the company does not contribute to the deferred compensation plan.

Role of the Human Capital and Compensation Committee

Our human capital and compensation committee, which is currently comprised of three independent members of our Board of Directors, as discussed in greater detail under “Information Relating to Corporate Governance and the Board of Directors,” is responsible for, among other things:

•
the review and approval of our compensation philosophy;
•
the review of all executive compensation plans and structures, including that of our executive officers and other members of senior management;
•
the approval (or recommendation to our Board of Directors) of individual compensation for our executive officers, including our Chief Executive Officer;

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•
the approval of annual and long-term incentive performance metrics as well as payouts thereunder; and
•
the review of other executive benefit plans, including perquisites.

Our human capital and compensation committee, in consultation with the outside executive compensation consultant retained by our human capital and compensation committee, also helps analyze the reasonableness and effectiveness of our overall executive compensation packages.

While our Chief Executive Officer and other executive officers may attend meetings of the human capital and compensation committee or our Board of Directors from time to time, the ultimate decisions regarding executive officer compensation are made solely by the members of our human capital and compensation committee and, in the case of compensation decisions for our Chief Executive Officer, the non-employee members of our Board of Directors. These decisions are based not only on our human capital and compensation committee’s deliberations, but also on input requested from outside advisors, including our human capital and compensation committee’s outside compensation consultant, with respect to, among other things, market data analyses. The final decisions relating to our Chief Executive Officer’s compensation have historically been based on recommendations of our human capital and compensation committee and included discussions with and approval by all of our non-employee directors without the presence of our Chief Executive Officer or other management. Our human capital and compensation committee always makes final decisions regarding his compensation when he is not present. Decisions regarding other executive officers have typically been made by our human capital and compensation committee after considering recommendations from our Chief Executive Officer.

Our human capital and compensation committee has historically engaged the services of an outside compensation consultant to provide independent advice in connection with making executive compensation determinations. The chair of our human capital and compensation committee, in consultation with other committee members, defines the scope of any consultant’s engagement and related responsibilities. These responsibilities may include, among other things, advising on issues of executive compensation and equity compensation structure and assisting in the preparation of compensation disclosure for inclusion in our SEC filings. In fulfilling its responsibilities, the outside compensation consultant may interact with management or our other outside advisors to the extent necessary or appropriate.

More specifically, the Compensation Consultant evaluated our selected peer companies and provided competitive compensation data and analysis relating to the compensation of our Chief Executive Officer and our other senior officers. The Compensation Consultant also furnished the human capital and compensation committee with reports on peer company practices relating to the following matters: short-term and long-term compensation program design; equity compensation, vesting practices and ownership guidelines; retention value of current equity holdings; target incentive opportunities; and compensation trends for board and committee members. In addition, the Compensation Consultant assisted the human capital and compensation committee with its evaluation of the risks associated with our compensation programs and provided our nominating and corporate governance committee with an assessment of our directors’ compensation.

The Compensation Consultant provides analyses and recommendations that inform the committee’s decisions, but it does not decide or approve any compensation decisions. The Compensation Consultant reviews various proposals presented to the committee by management and provides updates on market trends and the regulatory environment as it relates to executive compensation. The Compensation Consultant reports directly to our human capital and compensation committee and not to management. Our human capital and compensation committee assessed the independence of the Compensation Consultant pursuant to SEC and NASDAQ rules and concluded that the Compensation Consultant is independent and that the work of the Compensation Consultant has not raised any conflicts of interest.

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Compensation Levels and Benchmarking. Overall compensation levels for executive officers are determined based on one or more of the following factors: the individual’s duties and responsibilities within our global Company; the individual’s experience and expertise; the compensation levels for the individual’s peers within our Company; compensation levels for similar positions in the electronics industry or in the technology industry more generally; performance of the individual and our Company as a whole; and the levels of compensation necessary to recruit new executive officers. Our human capital and compensation committee reviewed the compensation of our officers and compared it with that of both our peer group companies and broader, composite global market survey data provided by our Compensation Consultant.

Compensation Peer Groups. To assess our executive compensation relative to the competitive market, the Human Capital and Compensation Committee evaluates the compensation levels and practices of a peer group consisting of companies that are similar in size and business focus and represent the organizations with which we compete for executive talent.

In developing the compensation peer group used to inform pay decisions for 2024, the following general screening criteria were used to identify comparable companies:

• competitors and other businesses in related or adjacent industries;

• revenue of approximately 0.5x to 2.5x of our revenue;

• secondary size and scoping criteria such as market capitalization, total assets, EBITDA, and number of employees; and

• business model fit.

The Human Capital and Compensation Committee reviews our compensation peer group annually for continued appropriateness and makes adjustments as necessary. Aerojet was acquired in July 2023 and removed from the peer group for 2024. No other changes were made for 2024.

Our human capital and compensation committee believes that the selected TSR Peer Group is more appropriate for determining TSR under our PRU program as it provides a comparison of our Company’s stock price performance against our global competitors. For a discussion regarding how the TSR Peer Group affects executive compensation, please see the “Long-Term Equity Awards” section on page 40.

Members of our human resources and finance departments work with our Chief Executive Officer to recommend changes to existing compensation plans and programs, to define financial and other targets to be achieved under those programs, to prepare analyses of financial data and other briefing materials to assist the human capital and compensation committee in making its decisions and, ultimately, to implement the decisions.

Our Chief Executive Officer is actively engaged in setting compensation for other executives through a variety of means, including recommending for committee approval the financial goals, annual salaries, variable pay, and equity grants for members of the executive team. He works closely with other members of executive management in analyzing relevant market data to determine base salary and annual target bonus opportunities for senior management and to develop targets for our short-term and long-term incentive plans. Our Chief Executive Officer is generally subject to the same financial performance goals as our other executive officers, all of which are ultimately determined and approved by our human capital and compensation committee.

Compensation Structure

Although the final structure may vary from year to year and officer to officer, our human capital and compensation committee utilizes three main components for executive officer compensation: base salary, annual incentive bonus and long-term equity incentives.

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In determining the allocation each year among base salary, annual incentive bonus, and long-term equity incentive compensation, our human capital and compensation committee considers the following factors: our short-term and long-term business objectives, competitive trends within our industry, and the importance of creating a performance-based environment that ties a significant portion of each executive officer’s compensation to the achievement of performance targets and corporate objectives. When considering a proposed compensation package for an executive officer, our human capital and compensation committee considers the compensation package as a whole, including each element of total compensation. We have no pre-established policy for allocating between either cash and non-cash or short-term and long-term compensation.

Our human capital and compensation committee believes that the particular elements of compensation identified above produce a well-balanced mix of stock-based compensation, retention value, and at-risk compensation that collectively provides each executive officer with both short-term and long-term performance incentives. Base pay provides the executive officer with a measure of security as to the minimum level of compensation while the annual and long-term incentive components motivate the executive officer to focus on the business metrics that will maximize company performance over the long term. Our human capital and compensation committee believes that this approach should lead to an increase in stockholder value, provide an appropriate reward for our executive officers, and assist with the retention of our executive officers.

While each element of our compensation program is intended to motivate and encourage employees at all levels to drive performance and achieve superior results for our stockholders, there is a different emphasis on the three primary elements based on an employee’s position and ability to impact our financial results. In general, the percentage of performance-based pay, or at-risk pay, increases with job responsibility. This is intended to offer an opportunity for gain in the event of successful performance, matched with the prospect of less compensation when performance falls short of established financial and/or stockholder return targets.

Base Salary. Base salaries for our executive officers are determined based on the level of the position within our Company, the individual’s performance in recent periods, and the executive’s potential for continued development within our global organization. The base salary levels, and any changes to those levels for each executive officer, are reviewed and approved each year by our human capital and compensation committee. However, there is no specific weighting applied to any one factor in setting the level of base salary, and the process ultimately relies on the human capital and compensation committee’s judgment. We believe that providing base salaries around the median of our peer group and the broader market survey provided by our Compensation Consultants will enable us to remain competitive for qualified executive officers.

Base Salaries for 2024. Our normal cadence for compensation review takes place on July 1 of each year.

The table below outlines base salaries for all NEOs:

	Base Salary
Name	2023	2024	Y/Y Change
Thomas T. Edman	$900,000	$915,000	2%
Daniel L. Boehle	$540,000	$550,260	2%
Catherine A. Gridley	$470,000	$485,055	3%
Douglas L. Soder	$530,000	$540,109	2%
Philip Titterton	$560,000	$570,090	2%

Annual Incentive Bonus Plan. Our human capital and compensation committee believes that annual performance-based cash bonuses play an important role in providing incentives to our executive officers to achieve near-term financial metrics and individual goals. The financial metrics comprise 90% while the individual goals are 10% of each NEO’s bonus plan.

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To support collaboration within our senior management team, our human capital and compensation committee rewards all of our executive officers for company-wide performance by tying bonus awards to our operating income and operating cash flow, and rewards executives responsible for sector performance by also tying awards to sector performance. The human capital and compensation committee believes operating income and operating cash flow are good indicators for capturing our success given the market in which we compete and are measures that management can easily track and communicate to employees throughout the performance period. In addition, individual performance goals ensure that other important areas of our business are measured and emphasized.

In response to the recommendations of management, our human capital and compensation committee based the Company’s incentive bonus plan on several metrics that the committee believed most closely aligned the executive’s incentive pay with metrics that the executive is responsible for managing. For 2024, the below chart reflects the weight of each performance metric.

Name	Global Operating Income	Global Cash Flow as % of Revenue	Sector Operating Income	Individual Goals
Thomas T. Edman	70%	20%	—	10%
Daniel L. Boehle	70%	20%	—	10%
Catherine A. Gridley	30%	20%	40%	10%
Douglas L. Soder	30%	20%	40%	10%
Philip Titterton	70%	20%	—	10%

Each executive officer has a target annual incentive bonus opportunity, expressed as a percentage of base salary, with the ability to earn between zero and 200% of that target based on our Company’s actual performance. The table below lists the 2024 base salaries and bonus levels for each of our current NEOs at the different potential achievement outcomes. This table includes both the financial metrics as well as the individual goals.

		Annual Incentive Bonus Levels as % of Base Salary
Name	2024 Base Salary	0-59% of Target	60% of Target	100% of Target	120% of Target(1)
Thomas T. Edman	$915,000	0%	41%	125%	256%
Daniel L. Boehle	$550,260	0%	30%	80%	152%
Catherine A. Gridley	$485,055	0%	30%	80%	152%
Douglas L. Soder	$540,109	0%	30%	80%	152%
Philip Titterton	$570,090	0%	30%	80%	152%

(1)
Represents maximum potential bonus payout. Individual goals are capped at 100% of target.

Annual Incentive Bonus for 2024. In February 2025, our human capital and compensation committee reviewed our 2024 performance relative to the 2024 operating income and cash flow from operations as a percentage of revenue goals. The performance was certified at 102.3% of the global operating income target and 100.9% of our goal for global cash flow from operations as a percentage of revenue. The human capital and compensation committee also reviewed and assessed the performance achieved against the individual goals that had been established for each of the members of the Company’s executive team, including Messrs. Edman, Boehle, Soder, Titterton, and Ms. Gridley. We use individual performance goals to ensure that other important areas of our business are measured and emphasized, which may include but are not limited to customer satisfaction, market positioning and growth, structural and organizational improvements, and critical projects and assignments. Performance goals do not payout unless our Company achieves its threshold financial

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performance metrics. As a result, our human capital and compensation committee authorized the payment of 2024 incentive bonuses as follows:

Name	2024 Incentive Bonus	Payout as % of Target
Thomas T. Edman	$1,199,249	105%
Daniel L. Boehle	$458,623	105%
Catherine A. Gridley	$545,526	142%
Douglas L. Soder	$417,358	97%
Philip Titterton	$479,849	106%

Because such a large percentage of executive officer compensation is performance-based, our human capital and compensation committee invests significant time determining the financial targets for our annual incentive bonus program. In general, management makes the initial recommendation for the financial target based upon our Company’s annual board-approved budget, as well as the bonus opportunity for each officer, and these recommendations are reviewed and discussed by the committee and its advisors. The major factors used in setting one or more targets for a particular year are the results for the most recently completed year and the budget for the current year. Other factors taken into account may include general economic and market conditions. Our human capital and compensation committee sets the final corporate performance goal during our first quarter, typically at a level our human capital and compensation committee believes is challenging, but reasonable, for management to achieve.

At the end of each year, our human capital and compensation committee determines the level of achievement for the specified financial goal and awards credit for the achievement of the goal as a percentage of the target bonus. Final determinations as to bonus levels are then based on that percentage. Actual bonuses are paid to the executives in the first quarter of the subsequent year.

Long-Term Equity Awards. We believe that providing a significant portion of our executive officers’ total compensation package in equity awards aligns the incentives of our executives with the interests of our stockholders and with our long-term success. By compensating our executives with our equity, executives receive a stake in our Company’s financial future, and the gains realized in the long term depend on the executives’ ability to drive our financial performance. Equity incentive awards are also a useful vehicle for attracting and retaining executive talent in a competitive market.

Our human capital and compensation committee develops its equity award determinations based on its judgment as to whether the total compensation packages provided to our executive officers, including prior equity awards and the level of vested and unvested equity awards then held by each participating officer, are sufficient to retain, motivate, and adequately reward the executive officers. This judgment is based in part on information provided by benchmark studies. In addition, our human capital and compensation committee considers the accounting costs that will be reflected in our financial statements when establishing the forms of equity to be granted and the size of the grants, as well as the potential dilution associated with the equity awards.

We currently grant equity awards from the TTM Technologies, Inc. 2023 Incentive Compensation Plan (“2023 Plan”), which was adopted by our Board of Directors and approved by our stockholders and permits the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock-based awards to our officers, directors, employees, and consultants.

Our year-to-date gross share run rate (calculated using granted restricted shares, options and performance shares at target as a percentage of our total outstanding shares) as of December 30, 2024 was 2.0%. As of December 30, 2024, our three-year average share run rate was 2.0%. We believe that these percentages demonstrate our commitment to careful and efficient use of the shares that stockholders have approved for issuance under our 2006 Plan, our 2014 Plan, and our 2023 Plan (and other equity compensation plans our stockholders approve from time to time).

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We use two forms of equity for long-term equity incentive compensation for our executive officers: RSUs are weighted 45% and PRUs are weighted 55% for NEOs and RSUs are weighted 30% and PRUs are weighted 70% for our CEO. Each year the committee considers the appropriate mix and form of long-term incentive vehicles.

Restricted Stock Units. RSUs represent the right to receive one share of our common stock for each RSU upon the settlement date, which is the date on which certain conditions, such as continued employment with us for a pre- determined length of time, are satisfied. RSU awards reflect both increases and decreases in stock prices from the grant date market prices. RSUs further serve as a key retention vehicle as the award has retention value even during periods in which our trading price does not appreciate, supporting continuity among the senior management team.

The vesting schedule for RSUs granted to our executive officers and other employees provides that each award vests in three equal annual installments. Recipients may be entitled to a pro-rata amount of RSUs in the case of the recipient’s death, long term disability or “retirement” (voluntary termination by an employee who is at least 62 or government mandated retirement age, and has at least five years of continuous service).

Performance RSUs. In order to strengthen pay-for-performance, our human capital and compensation committee approved a long-term incentive program for our executive officers and certain other members of our senior management team. Our objective of this program is to incentivize performance against financial goals as well as long term total shareholder return.

Under the PRU Program, a target number of PRUs are awarded annually using a three-year performance period to encourage long-term retention of the executives of the Company. For PRUs awarded prior to 2023, the number of shares of our common stock released at the end of the three-year performance period will range from zero to 2.4 times the target number of the PRUs granted to each executive depending on the Company’s performance during the period. For the PRU awards in 2023, the number of shares of our common stock released at the end of the three-year period will range from zero to 2 times the target number of PRUs granted. The performance metrics of the PRU Program are (a) annual financial targets, which for each of the three years prior to the final vesting of the shares are based on total annual revenue and adjusted EBITDA (1), each of which is equally weighted, and (b)(i) - for PRU awards made prior to 2023 an overall “modifier” based on our Company’s TSR over a three-year performance period relative to a TSR Peer Group of peer companies selected by our human capital and compensation committee each year, or (ii) for PRU awards made in 2023, the three year TSR performance result will be an additive component to the Company’s financial results of the aggregated three year measurement period.

Recipients of PRU awards generally must remain employed by us on a continuous basis through the end of the relevant performance period of three years in order to receive shares of common stock at the end of the three-year performance period. Recipients may also be entitled to a pro-rata amount of PRUs in the case of the recipient’s death, disability or retirement.

(1) For the reconciliation of the use of the non-GAAP metric of adjusted EBITDA and the GAAP measures, please refer to Annex A attached hereto.

The key financial metrics of total annual revenue and adjusted EBITDA are equally weighted under our PRU program. The metric of adjusted EBITDA is generally intended to focus our executives on tangible growth and cost reduction opportunities. Adjusted EBITDA is also a complementary metric to the total annual revenue metric used under the PRU program. The combination of the two performance metrics limits the ability of an

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executive to be rewarded for taking excessive risk on behalf of our Company by, for example, seeking revenue-enhancing opportunities at the expense of adjusted EBITDA, since performance is required on both metrics to maximize the issuance of common stock under the PRU program.

The TSR modifier or adder, as the case may be, is intended to ensure that shares of common stock issued at the end of the three-year period reflect both the Company's performance over the period as well as our stock performance for each three-year performance period. Conversely, the use of the TSR component as used on our PRU plans also is intended to enhance the award of common stock should our stock performance outperform the TSR Peer Group.

For PRUs issued before 2023, annual financial goals were set in the first quarter of each year, and performance is reviewed after the end of each year. The percentage to be applied to each participant’s target award ranges from zero to 160%, based upon the extent to which the two annual performance goals are achieved for each of the three years in the performance period, resulting in a total of six measurements. If we do not achieve at least 60% threshold level of total annual revenue or adjusted EBITDA performance for any of the six measurements, the amount earned for that performance element of one-sixth of the award would be zero. If we achieve the 60% threshold for any of the targeted levels of total annual revenue and adjusted EBITDA performance for any of the six measurements, a percentage (ranging on a sliding scale from 40% to 160%) would be applied to one-sixth of the participant’s calculation of the number of units earned during such period. If we achieve 120% or more of the target level of total annual revenue or adjusted EBITDA for any of the six measurements, the amount earned for that performance element of the award would be 160% of one-sixth of the initial PRU award.

For PRU grants prior to 2023, the chart below is an example of the PRU units the participant would earn (and “bank,” pending application of the TSR modifier), if an NEO received a target award of 234,000 PRUs, and the Company achieved (i) 130% of the revenue target and 60% of the adjusted EBITDA target in the first year, (ii) 100% of each of the revenue and adjusted EBITDA targets in the second year, and (iii) 120% of the revenue target and 55% of the adjusted EBITDA target in the third year:

	Total Grant	Year 1	Year 2	Year 3	Earned Shares
Assumptions	234,000	234,000/6 = 39,000	234,000/6 = 39,000	234,000/6 = 39,000
130% of revenue target		160% x 39,000			62,400
60% of adjusted EBITDA target		40% x 39,000			15,600
100% of revenue target			100% x 39,000		39,000
100% of adjusted EBITDA target			100% x 39,000		39,000
120% of revenue Target				160% x 39,000	62,400
55% of adjusted EBITDA target				0 x 39,000	—
					218,400

At the end of the three-year performance period, the base calculations of the six performance metrics is then adjusted by applying a modifier to the PRU calculation of the six measurements against the goals set during the performance period. The TSR modifier measures our Company’s TSR based on stock price changes (using for each year’s awards the six-month trailing average closing price at the beginning of the year compared to the six-month trailing average closing price three years later), and assuming reinvestment of dividends, relative to the TSR of our TSR Peer Group for the same three-year period. If our TSR is below the 10th percentile of the TSR Peer Group, the modifier would be zero, and therefore, no shares would be released with respect to the PRU program subject to such three-year performance period. If our TSR is between the 10th and 50th percentile at the end of the three-year performance period, the modifier would range between 0.6 and 1.0, if the TSR is greater than 50% and up to 80% the modifier will range from 1.0 and 1.5. If our TSR is at or above the 80th percentile of the applicable TSR Peer Group for the three-year performance period, the maximum amount of 2.0 will apply, to this component (as illustrated in the graphic above). See the chart below which demonstrates

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the relationship between the TSR results and the calculation of the TSR modifier used for our FY 2021 and FY 2022 PRU programs.

RELATIVE TSR
170%
150%
130%
110%
90%
70%
50%
Relative Peer Ranking
10th percentile (Threshold)
50th percentile
80th percentile & above
Percent Modifier
Modifier

See the chart below which demonstrates the relationship between the TSR results and the calculation of the TSR modifier used for our PRU programs.

2021-2022 Relative TSR	Maximum Modifier
80th percentile & above	150%
50th percentile	100%
10th percentile (Threshold)	60%
Below 10th percentile	0%

In order to finish our representative example set forth above, assuming that the participant was credited with 218,400 PRU units at the end of the performance period and our TSR for that three-year period was at the 80th percentile of the applicable group of comparable companies, a total of 327,600 shares of our common stock would be released to the participant for that period. The below chart provides the last step in the example calculation of our PRU program.

Peer Ranking	Calculated Units	Modifier	Total Share Award
Below 10th percentile	218,400	—	—
50th percentile	218,400	60% to 100%	131,040 to 218,400
80th percentile & above	218,400	150%	327,600

To achieve the maximum payout (240% of the initial PRU award), we must achieve the maximum annual financial goals for each of the three years in the relevant performance period and our TSR must meet or exceed the 80th percentile of the TSRs of the applicable group of comparable companies for that period. Award values will reflect changes in stock price (both increases and decreases) over the three-year period because awards are denominated in stock units and payable in shares.

The Human Capital and Compensation Committee reviewed our PRU program in 2022 and changed the TSR component of the program from an overall modifier during the three-year period to an additive component. Beginning with issuances of PRUs in 2023 and thereafter, the Recipient can earn the PRU based on the Company’s performance in (a) achieving annual financial performance goals established by the Committee, and (b) achieving a total stockholder return (“TSR”) over three successive fiscal years. The amount of the PRU

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Award will range from 0% to 200% of the annual target goals as determined after the end of each year based upon the Company’s performance against the annual financial performance goals and three-year TSR as reviewed and approved by the Committee. No PRU will be awarded if performance is below minimum levels.

The table below illustrates the multi-year components and weighting as a % of 100%.

2023 Plan	Revenue	EBITDA	TSR (3 year)
Year 1	13 and 1/3%	13 and 1/3%	20%
Year 2	13 and 1/3%	13 and 1/3%
Year 3	13 and 1/3%	13 and 1/3%
Totals	40%	40%	20%

At the Target Level, 13 and 1/3% of the Target Amount will vest based on the Company’s revenues, and 13 and 1/3% of the Target amount will vest based on the Company’s EBITDA in the first fiscal year of the program fiscal relative to the target milestone set forth by the Committee at the beginning of each year. Therefore, at the Target Levels, 26 and 2/3% of the Target Amount will be based on the Company’s financial performance with respect to one or more target milestones established by the Committee for each of fiscal year.

As milestones are achieved, a portion of the Target Amount shall be credited in the Recipient’s constructive account. The amounts credited for each fiscal year in connection with each of the annual revenue goal and EBITDA goal as a percentage of 13 and 1/3% will be as follows: 0% if performance is below minimum level, 6 and 2/3% if performance is at minimum level of 60% of the annual goal (the “Minimum Level vs. the Goal”), 13 and 1/3% if performance is equal to the annual goal (the “Target Level”), and 26 and 2/3% if performance is at or above maximum level of 120% of the annual goal (the “Maximum Level vs. the Goal”). For performance between the Minimum Level vs. the Goal and the Target Level, a proportionate percentage between 6 and 2/3% and 13 and 1/3% will be applied based on relative performance. For performance between the Target Level and the Maximum Level vs. the Goal, a proportionate percentage between 13 and 1/3% and 26 and 2/3% will be applied based on relative performance between target and maximum. The amount credited each PRU recipient’s constructive account at the end of each year during the three-year performance period is the “Conditional PRU Award".

Following the completion of the three year performance period, the Conditional PRU Award will be adjusted by adding the TSR calculation. The threshold level of TSR performance is at the 25th percentile of the TSR Peer Group at the end of the three year period (the “Minimum TSR Level”), the target level performance is the 50th percentile of the TSR Peer Group (the “Target Level”) and the maximum level of TSR performance shall be at or above the 75th percentile of the TSR Peer Group at the end of the three year period (the “Maximum TSR Level”). The TSR Component will be based on the Company’s fiscal three-year common stock price change as compared to the fiscal three-year common stock price change for each company listed in the TSR Peer Group over the same period. For performance between the Minimum TSR Level and the Target Level, a proportionate TSR Component percentage between 50% and 100% will be applied based on actual relative performance and for performance between the Target Level and the Maximum TSR Level, a proportionate TSR Component percentage between 100% and 200% will be applied based on actual relative performance. The TSR Component will be equal to zero if the Minimum TSR Level is not met, resulting in no payout for this stand-alone component of the PRU program. The TSR Component shall equal 20% of the Target Amount at the Target Level performance after the three-year period. The TSR Component shall equal 40% of the Target Amount at or above the Maximum TSR Level performance at the end of the three-year period. The chart below illustrates the TSR Component with respect to the Company’s TSR performance relative to the TSR of the TSR Peer Group during the Performance Period:

TTM TECHNOLOGIES, INC.	39

Payout of Target Amount Relative to TSR Peer Group TSR
Minimum	Target	Maximum
(25thpercentile)	(50thpercentile)	(75thpercentile or above)
50%	100%	200%

Equity Award Mix. Our human capital and compensation committee may in the future adjust the mix of equity award types or approve different awards as part of the overall long-term incentive award. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of performance and time-vested RSUs, options or other equity-related awards depending on our human capital and compensation committee’s assessment of the total compensation package being offered.

Long-Term Equity Awards for 2024. Our human capital and compensation committee balances the mix of time-vested RSUs, which are designed to promote retention, and PRUs, which are designed to grow long-term value with our Company, in accordance with the overall philosophy valuing both components of equity compensation, with an emphasis on driving long-term value. In determining the ratio between PRU and time-vested RSU awards, the human capital and compensation committee reviewed and took into consideration compensation practices at other companies, our Compensation Consultants’ recommendations, and the human capital and compensation committee’s desire to ensure that a significant portion of equity compensation be tied to our Company’s performance against our peers. Additionally, the human capital and compensation committee desired to ensure that its equity program was competitive, provided long-term retention of critical leadership talent, and best aligned pay practices with the interests of our stockholders. The following table sets forth the value of our 2024 equity awards and the number of time-vested RSUs and (at target) PRUs awarded to our NEOs for 2024.

	Dollar Value of Equity Grants			Number of Shares of Equity Grants(1)
Name	Performance	Time-Vested	Total	Performance	Time-Vested(2)	Total
Thomas T. Edman	$1,680,000	$720,000	$2,400,000	106,329	45,569	151,898
Daniel L. Boehle	$660,000	$540,000	$1,200,000	41,772	34,177	75,949
Catherine A. Gridley	$550,000	$450,000	$1,000,000	34,810	28,481	63,291
Douglas L. Soder	$550,000	$450,000	$1,000,000	34,810	28,481	63,291
Philip Titterton	$660,000	$540,000	$1,200,000	41,772	34,177	75,949

(1)
The number of RSUs awarded to each of our NEOs was calculated using a dollar value per share of $15.80, which was the six-month trailing average closing price of our common stock as of June 21, 2024, the grant date for those awards. On June 21, 2024, the closing sales price for our common stock was $19.40.
(2)
One-third of the Time-Vested RSUs vest on each of the first three anniversaries of the grant date.

The annual financial performance goal or goals for future years will be established in the first quarter of each of those subsequent years and may or may not be based on our revenue and/or adjusted EBITDA in those years. Whether any units credited under our future grants will be paid out in shares at the end of the applicable three-year period will depend on future results and our TSR during that period, neither of which is determinable until the end of the three-year period.

Settlement of PRUs for 2022-2024 Performance Period. The PRUs granted in 2022 have vested and resulted in the issuance of shares to some of our executive officers. The below charts detail the calculations of the PRUs that vested in 2024 and were paid out in 2025. The final TSR modifier was 88%, which was then applied against the financial results for each tranche resulting in the final shares released, which was 93.3% of the original granted shares.

TTM TECHNOLOGIES, INC.	40

Name	Original # Granted Shares	# Shares ’22 Rev	# Shares ’22 Adjusted EBITDA	# Shares ’23 Rev	# Shares ’23 Adjusted EBITDA	# Shares ’24 Rev	# Shares ’24 Adjusted EBITDA	TSR Final Modifier -Final Shares Released
% of Achievement vs Budget		108.6%	157.3%	82.2%	86.0%	95.5%	106.9%	93.3%
Thomas T. Edman	104,466	16,631	24,100	12,586	13,170	14,630	16,379	97,496
Catherine A. Gridley	33,717	5,368	7,779	4,063	4,251	4,723	5,284	31,468
Douglas L. Soder	36,671	5,838	8,460	4,418	4,623	5,136	5,749	34,224
Philip Titterton	39,625	6,309	9,143	4,775	4,996	5,549	6,209	36,981
Daniel Weber	31,700	5,047	7,314	3,820	3,997	4,440	4,967	29,585

The following chart lists each of the companies that have been included by our human capital and compensation committee in the Executive Compensation Peer Group and TSR Peer Groups for 2023 and 2024:

	Executive Compensation Peer Group		TSR Peer Group
	2023	2024	2023	2024
AAR Corp.	✓	✓
Aerojet Rocketdyne Holdings	✓
Amphenol			✓	✓
AT&S			✓	✓
BAE			✓	✓
Benchmark Electronics	✓	✓	✓	✓
Celestica	✓	✓	✓	✓
Chin Poon Industrial			✓	✓
Crane Aerospace	✓	✓	✓	✓
Curtiss-Wright	✓	✓
Daeduck Electronics			✓	✓
DRS Rada			✓	✓
Fabrinet	✓	✓
Firan Technology Group			✓	✓
Flextronics International			✓	✓
Gold Circuit Electronics			✓	✓
Hensoldt AG				✓
Hexcel Corporation	✓	✓
IPG Photonics Corporation	✓	✓
ISU Petasys			✓	✓
Jabil			✓	✓
Kimball Electronics	✓	✓
L3 Harris			✓	✓
Leidos			✓	✓
Littelfuse, Inc.	✓	✓
Methode Electronics	✓	✓
Mercury Systems	✓	✓	✓	✓

TTM TECHNOLOGIES, INC.	41

Moog	✓	✓
Plexus	✓	✓	✓	✓
Sanmina	✓	✓	✓	✓
Teledyne Technologies	✓	✓
Trimble Navigation	✓	✓
Tripod Technology			✓	✓
Triumph Group	✓	✓
Vishay	✓	✓
WUS Printed Circuit			✓	✓
Zebra Technologies	✓	✓
Zhen Ding Technology Holding			✓	✓

The peer groups are not used for the stock price performance graph included in our Annual Report on Form 10-K for the year ended December 30, 2024. That Form 10-K performance graph compares the cumulative total stockholder return on our common stock against the cumulative total return on the NASDAQ Composite Index and the Dow Jones U.S. Electrical Components & Equipment Index.

Exequity recommended the use of peer group data (where available) combined with data obtained from a broader compensation survey conducted by AON Radford (the “AON Radford Survey”) for comparing compensation of our executive officers. Exequity recommended the use of the AON Radford Survey for companies in the semiconductor, computer storage and peripherals, and communications equipment industries with approximate annual revenues between $1.0 billion and $5.0 billion, in order to align with the criteria used to select our 2024 Peer Group.

As discussed above, our compensation philosophy generally targets the compensation levels of our executive officers around the 50th percentile of comparable officers at comparable companies, as derived from both peer group data and broader composite survey data. Our human capital and compensation committee may have varied from this target range for various elements of compensation depending on the executive officer’s job performance, skill set, level of responsibilities, prior compensation and business conditions. The compensation for our executive officers discussed herein for 2024 falls generally within this targeted range.

Our human capital and compensation committee intends to continue its practice of retaining consultants from time to time, as it deems appropriate, to advise it with respect to its policies and to provide compensation data from comparable companies.

Risk Management Considerations. Our human capital and compensation committee believes that our performance-based bonus and equity programs for all eligible employees, including our executive officers, provide incentives to create long-term stockholder value. Several elements of the programs are also designed to discourage behavior that leads to excessive risk:

•
Annual incentive bonus compensation programs for management personnel are based on a combination of consolidated company, business unit and/or facility results, as well as individual goals that are established with input from the specific employee and their supervisors. This type of program design motivates business units to work together to achieve greater returns for our stockholders. In any one year, because we are comprised of a number of different business units, managers in high-performing business units may receive significantly more compensation than managers in business units that do not perform as well.
•
Our human capital and compensation committee believes that operating income and operating cash flow as a percentage of revenues, the financial metrics used to determine the amount of an executive’s annual incentive bonus, are measures that drive long-term stockholder value.

TTM TECHNOLOGIES, INC.	42

Moreover, the committee attempts to set ranges for these metrics that encourage success without encouraging excessive risk taking to achieve short-term results.
•
The use and equal weighting of both revenue and adjusted EBITDA performance metrics in our PRU program limits the ability of an executive to be rewarded for taking excessive risk on behalf of our Company by, for example, seeking revenue-enhancing opportunities at the expense of adjusted EBITDA, since performance is required on both metrics to maximize payout under the Company’s PRU program.
•
The metrics used to determine vesting of our PRUs are based on rolling three-year performance periods of our Company’s performance and the price of the stock of the Company over a six-month average. The committee believes that these extended performance periods encourage executives to attain sustained performance over several periods, rather than performance in a more limited period.
•
Our time-vested RSUs vest over a three-year period, encouraging executives to strive for long-term appreciation in equity values.
•
Our management incentive plan provides that executives will only receive payments if the Company achieves at least 60% of the target operating income set by our Board of Directors in any given year. Similarly, our PRU program provides that executives will “bank” PRU shares if we achieve at least 50% of the revenue and adjusted EBITDA targets. The committee believes that these minimum thresholds discourage management from taking excessive risk to achieve performance at a higher percentage of the established target.
•
Our management incentive plan and PRU program both have maximum caps which limit payouts while also recognizing exceptional performance. Maximum caps encourage management to exceed established performance targets however mitigate risk by limiting payouts which avoid excessive risk-taking or the sacrificing of future period performance.
•
A portion of our PRU program measures our TSR which is based on stock price fluctuations over a three-year period (using for each year’s awards the six-month trailing average closing price of the beginning of each year compared to the six- month trailing average closing sales price three years later) relative to the TSR of peer companies selected by our human capital and compensation committee. Our human capital and compensation committee believes that the use of a six-month trailing average closing stock price mitigates the potential risks of basing potential PRU payments on changes in stock prices that may not be reflective of long-term performance.
•
Because each of our executives is subject to our insider trading policy, among other restrictions, our executives are prohibited from pledging and hedging their shares of our stock.
•
Our Chief Executive Officer and his direct reports are subject to stock ownership guidelines. The guidelines provide that the Chief Executive Officer shall attain stock ownership with a value of five times salary within five years of tenure and that the direct reports of the Chief Executive Officer shall attain stock ownership with a value of three times salary within five years of the adoption of the policy or the executive’s tenure.

Other Compensation Elements

Nonqualified Deferred Compensation. We have a deferred compensation plan that allows our directors, executive officers and other eligible employees to voluntarily defer receipt, on a pre-tax basis, of some of the compensation they have earned. This plan allows eligible employees to defer more compensation than they otherwise would be permitted to defer under our 401(k) savings plan. Our human capital and compensation committee approved the deferred compensation plan as a competitive practice to help us attract and retain top talent, and we expect to re-evaluate the plan from time to time. Amounts credited under the plan are credited with deemed earnings, but we do not provide matching or other employer contributions under this plan. Due

TTM TECHNOLOGIES, INC.	43

to its conservative design, the benefits provided under our deferred compensation plan are not considered a material element of an executive officer’s overall compensation package.

Other Compensation. All of our executive officers are eligible to participate in our employee benefit plans, including medical, dental, life insurance, and 401(k) plans. These plans are available to all of our employees and do not discriminate in favor of executive officers. It is generally our policy to not extend significant perquisites to executives that are not broadly available to our other employees. In designing these elements, we seek to provide an overall level of benefits that is competitive with that offered by similarly situated companies in the markets in which we operate based upon our general understanding of industry practice. These benefits are not considered by our human capital and compensation committee in determining the compensation of our executive officers.

Severance Payments and Accelerated Vesting of Equity Awards Upon Termination and/or a Change in Control.

All Employees.

We provide, in the event of a voluntary termination of employment in connection with retirement, our termination of a retirement-eligible employee without cause, or termination by reason of death or disability, for the acceleration of vesting of a pro-rated amount of RSUs based upon the number of months the retired, retirement-eligible, deceased or disabled employee was employed with us during the vesting period. In all other terminations of employment, including termination without cause, all unvested RSUs will be forfeited.

Executive Officers and Certain Senior Officers.

Our Board of Directors has approved Executive Change in Control Severance Agreements (“Severance Agreements”) for each of our executive officers. Each of the Severance Agreements are “double trigger” severance agreements which provide that, subject to our Company receiving a general release of claims from the executive, in the event the executive’s employment is terminated (i) by our Company without “Cause” during a “Pending Change in Control” (as such terms are defined in the Severance Agreement) or within 12 months following a “Change in Control” (as defined in the Severance Agreement) or (ii) by the executive for “Good Reason” (as defined in the Severance Agreement) within 12 months following a Change in Control, the executive will be entitled to receive payments without gross-ups as set forth in the disclosure provided on the Potential Payments Upon Change in Control or Termination chart on page 51.

The incentive equity agreements provided to each executive that has received RSUs and PRUs provide that upon a change in control, so long as the acquiring entity assumes the equity awards, the executives would continue to vest in their previously granted equity awards. However, if upon a change in control the executive’s employment is terminated within twelve months of the change in control or, if the acquiring entity does not assume the equity awards granted to executives prior to the change in control, the unvested awards of RSUs and PRUs then outstanding would immediately vest, in full and at target, at the time of the change in control.

Calculations of the payments due to our NEOs upon certain terminations of employment and/or in connection with a change in control are set forth under “Potential Payments Upon Change in Control or Termination.”

Other Arrangements

Director and Officer Indemnification Agreement. We have entered into an amended and restated indemnification agreement with each of our directors and an indemnification agreement with certain of our corporate officers, including all of our NEOs. Pursuant to this indemnification agreement, each director or officer that is a party thereto will be indemnified to the fullest extent permitted by applicable law against all expenses, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by such director or officer, or on such director or officer’s behalf, arising out of service as a director or officer. The indemnification agreement further provides procedures for the determination of an indemnitee’s right to receive indemnification and the advancement of expenses.

TTM TECHNOLOGIES, INC.	44

Prohibitions on Hedging and Pledging of Shares. Among other things, our insider trading policy prohibits our executive officers from engaging in put, call, derivative or short sale transactions, as well as pledging our securities as collateral for a loan.

Stock Ownership Guidelines. In January 2019, our board amended its stock ownership guidelines for our Chief Executive Officer and adopted new stock ownership guidelines for our Chief Executive Officer’s direct reports. Those guidelines provide that within a period of five years, the Chief Executive Officer is to attain stock ownership with a value of five times his base salary and the direct reports to the Chief Executive Officer are to attain stock ownership with a value of three times base salary.

Clawback Policy. In 2023, our board reviewed and revised its existing clawback policy to require the adjustment or recovery of incentive-based awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. In the event the Company is required to prepare an accounting restatement with any reporting requirement under U.S. Federal Securities law, the human capital and compensation committee will recoup any and all covered compensation issued to the covered executive. In the event of a material violation of the Company's Code of Conduct by a covered executive, the human capital and compensation committee may require, as and to the extent it deems appropriate at the sole and absolute discretion of the human capital and compensation committee, the reimbursement or forfeiture of all types of compensation received by the covered executive during the three completed fiscal years immediately preceding the date of the material and intentional violation of the Company’s Code of Conduct. In addition, the Company may take such other disciplinary action against any covered executive as it deems necessary and appropriate, including termination of employment. A copy of the Clawback Policy is available to view on the Company’s website.

Approval Process for Equity Grants

Executives and other employees currently receive long-term equity awards pursuant to the terms of our 2023 Plan. Awards may also be granted outside of the 2023 Plan to the extent those grants are permitted by the NASDAQ rules. Our human capital and compensation committee administers the 2023 Plan and establishes the rules for all awards granted thereunder, including grant guidelines, vesting schedules, and other provisions. The human capital and compensation committee reviews these rules from time to time and considers, among other things, the interests of our stockholders, market conditions, information provided by our compensation consultant and legal advisor, performance objectives, and recommendations made by our Chief Executive Officer.

Our human capital and compensation committee reviews equity awards for all employees. The human capital and compensation committee has established a process to review the recommendations of our Chief Executive Officer for executives (other than himself) and other employees, modify the proposed grants in certain circumstances, and approve the awards effective as of the date of its approval.

Equity awards are granted at scheduled board meetings. We have no practice of timing board meetings or grants of equity awards to coordinate with the release of material non-public information, and we have not timed the release of material non-public information for the purpose of affecting the value of named executive officer compensation. In addition, our practice of calculating the number of equity awards based on the six-month trailing average closing price of our common stock mitigates the effects of both our stock price volatility and the impact of grant timing.

Impact of Tax and Accounting

As a general matter, our human capital and compensation committee takes into account the various tax and accounting implications of the compensation vehicles employed by us. However, while structuring compensation programs that result in more favorable tax and financial reporting treatment is a general principle, our human capital and compensation committee balances these goals with other business needs that may be inconsistent with obtaining the most favorable tax and accounting treatment for each component of compensation.

TTM TECHNOLOGIES, INC.	45

Under the Tax Cuts and Jobs Act and subject to certain grandfathering rules, the performance-based compensation exception has been eliminated and the definition of “covered employee” has been expanded. As a result, the Company generally will not be able to obtain a tax deduction for compensation paid to a covered employee in excess of $1 million. However, in establishing the cash and equity incentive compensation programs for our executive officers, our human capital and compensation committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The human capital and compensation committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code.

Tax Implications for Officers. Certain types of deferred compensation for executive officers that do not comply with Section 409A of the Code may be subject to additional income taxes. We attempt in good faith to structure compensation so that it either conforms to the requirements of, or qualifies for an exception under Code Section 409A. Section 280G of the Code imposes an excise tax on payments to executives of severance or change in control compensation that exceed the levels specified in the Section 280G rules. Our executive officers could receive the amounts shown in the section entitled “Potential Payments Upon Change in Control or Termination” below as severance or change in control payments that could trigger this excise tax. We do not offer our officers as part of their change in control benefits any gross ups related to this excise tax under Code Section 4999.

Accounting Considerations. When determining amounts of long-term incentive grants to executives and employees, our human capital and compensation committee examines the accounting cost associated with the grants. Under ASC Topic 718, Compensation – Stock Compensation, grants of stock options and restricted stock units result in an accounting charge equal to the grant date fair value of those securities. For time-vested RSUs, the accounting cost is generally equal to the fair market value of the underlying shares of common stock on the grant date of the award. The cost is then amortized over the requisite service period. For PRUs, the accounting cost is calculated using a Monte Carlo simulation model. Our human capital and compensation committee believes that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT

The material in the following report of the human capital and compensation committee is not “soliciting material”, is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Our human capital and compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussion, the human capital and compensation committee recommended to our Board of Directors, and our Board of Directors approved, that the Compensation Discussion and Analysis be included in this proxy statement.

Chantel E. Lenard, Chair

Rex D. Geveden

Pamela B. Jackson

Human Capital and Compensation Committee Interlocks and Insider Participation

The members of the human capital and compensation committee during 2024 were Mses. Lenard (Chair) and Jackson and Mr. Geveden. None of these individuals have been officers of the Company in the past or had any contractual or other relationships with us during 2024 except as directors. In addition, during 2024, none of our executive officers served on a board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or our human capital and compensation committee.

TTM TECHNOLOGIES, INC.	46

EXECUTIVE COMPENSATION

Fiscal Year 2024 Summary Compensation Table

The following table sets forth compensation information for NEOs.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non- Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Thomas T. Edman	2024	$907,500	$1,892,392	$1,199,249	$13,800	$4,012,941
President, Chief Executive	2023	$852,000	$1,221,347	$1,022,976	$13,200	$3,109,523
Officer	2022	$824,000	$1,064,521	$2,103,044	$12,200	$4,003,765

Daniel L. Boehle (4)	2024	$545,130	$1,059,172	$458,623	$13,800	$2,076,725
Executive Vice President &	2023	$186,923	$536,560	$148,855	$—	$872,338
Chief Financial Officer

Catherine A. Gridley	2024	$477,535	$882,646	$545,526	$13,800	$1,919,507
Executive Vice President &	2023	$456,155	$587,250	$479,539	$13,200	$1,536,144
President, A&D Sector	2022	$427,500	$507,439	$600,173	$12,200	$1,547,312

Douglas L. Soder	2024	$535,073	$882,646	$418,858	$13,800	$1,850,377
Executive Vice President &	2023	$516,157	$620,198	$374,328	$53,208	$1,563,891
President Commercial Sector	2022	$507,500	$551,403	$772,843	$(63,551)	$1,768,195

Philip Titterton	2024	$565,050	$1,059,172	$479,849	$13,800	$2,117,871
Executive Vice President &	2023	$550,770	$717,746	$420,064	$13,200	$1,701,780
Chief Operating Officer	2022	$525,000	$596,255	$791,785	$17,723	$1,930,763

(1)
The grant date fair value of all stock awards has been calculated in accordance with ASC Topic 718, Compensation – Stock Compensation. In the case of time-based RSUs, the value is determined by multiplying the number of RSUs granted by the closing price of our common stock on the grant date. In the case of PRUs, the grant date fair value can only be determined for those tranches for which the revenue and EBITDA targets have been set as of the reporting date. As a result, the grant date fair value of PRUs is calculated using only the first tranche of each award; the second and third tranches are not included because the relevant performance-based vesting conditions have not been determined as of the initial reporting date of the awards. We use a Monte Carlo simulation model to calculate the grant date fair value of PRUs. For a discussion of valuation assumptions used in determining the grant date fair value of the awards, see Note 12 to our consolidated financial statements, included in our Annual Report on Form 10-K filed with the SEC on February 21, 2025. Prior to 2023, PRUs have a potential payout of 0% to 240% of the target amount. Starting 2023, PRUs have a potential payout of 0% to 200% of the target amount. The PRU award values at the respected grant date, assuming the highest level of performance (200% for 2023 and 2024, and 240% for 2022) and the closing share price on such dates, are illustrated in the supplemental table below. The closing share price on 2024, 2023, and 2022 award date was $19.40, $13.89, and $12.48, respectively. For the actual number of PRUs earned for the performance periods, see the “Outstanding Equity Awards at Fiscal Year-End” table.

Performance Stock Units Value at Max Performance

	Value at Max Performance
Name	2024	2023	2022
Thomas T. Edman	$4,125,565	$3,109,082	$3,128,966
Daniel L. Boehle(4)	$1,620,754	$386,290	--
Catherine A. Gridley	$1,350,628	$999,330	$1,009,892
Douglas L. Soder	$1,350,628	$1,053,861	$1,098,370
Philip Titterton	$1,620,754	$1,221,431	$1,186,848

(2)
Amounts represent bonuses paid based on Company performance criteria established in the annual incentive bonus plan for each year shown. These bonuses were earned in such fiscal year, but not paid until the next fiscal year.
(3)
For Messrs. Edman, Titterton, Boehle and Ms. Gridley, the amounts represent matching contributions by us to our 401(k) plan. For Mr. Soder, the amount in 2022 represents (i) matching contributions by us to our 401(k) plan in the amount of $18,699, (ii) tax

TTM TECHNOLOGIES, INC.	47

equalization adjustment in the amount of $(83,351), and (iii) and remote allowance $1,101.
(4)
Mr. Boehle became our Executive Vice President and Chief Financial Officer on September 11, 2023.

GRANTS OF PLAN-BASED AWARDS

Fiscal Year 2024 Grants of Plan-Based Awards

The following table provides information on awards granted under our annual management incentive plan for fiscal year 2024 and awards of PRUs and awards of time-based RSUs granted as part of 2024 long-term incentive compensation.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Award (1)			Estimated Future Payouts Under Equity Incentive Plan Award (2)			All Other Stock Awards: # of shares of stocks or units(3)	FV of Stock Awards ($/Sh)	Grant Date FV of Stock Awards (4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas T. Edman	Incentive Bonus		$371,719	$1,143,750	$2,344,722
	PRU	6/21/24				—	106,329	212,658		$28.45	$1,008,353
	RSU	6/21/24							45,569	$19.40	$884,039

Daniel L. Boehle	Incentive Bonus		$162,877	$440,208	$836,395
	PRU	6/21/24				—	41,772	83,544		$28.45	$396,138
	RSU	6/21/24							34,177	$19.40	$663,034

Catherine A. Gridley	Incentive Bonus		$143,576	$388,044	$737,284
	PRU	6/21/24				—	34,810	69,620		$28.45	$330,115
	RSU	6/21/24							28,481	$19.40	$552,531

Douglas L. Soder	Incentive Bonus		$159,872	$432,087	$820,965
	PRU	6/21/24				—	34,810	69,620		$28.45	$330,115
	RSU	6/21/24							28,481	$19.40	$552,531

Philip Titterton	Incentive Bonus		$168,747	$456,072	$866,537
	PRU	6/21/24				—	41,772	83,544		$28.45	$396,138
	RSU	6/21/24							34,177	$19.40	$663,034

(1)
Amounts represent the range of possible cash payouts for 2024 awards under our management incentive bonus plan.
(2)
Amounts represent the range of shares that may be released at the end of the three-year performance period applicable to the PRU award assuming achievement of threshold performance. If our revenue and EBITDA performance is below threshold for each year during the performance period or if our TSR for the period is in the bottom 25th percentile of the TSR Peer Group, no shares will be released at the end of the period. See the discussion of PRU awards under “Compensation Discussion and Analysis — Equity Awards.”
(3)
The RSU awards vest one-third on each of the first, second and third anniversaries of the date of grant.
(4)
In the case of time-based RSUs, the value is determined by multiplying the number of RSUs granted by the closing price of our common stock on the grant date. In the case of PRUs, the grant date fair value can only be determined for those tranches for which the revenue and EBITDA targets have been set as of the reporting date. As a result, the grant date fair value of PRUs is calculated using only the first tranche of each award; the second and third tranches are not included because the relevant performance-based vesting conditions have not been determined as of the initial reporting date of the awards. We use a Monte Carlo simulation model to calculate the grant date fair value of PRUs.

TTM TECHNOLOGIES, INC.	48

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by our NEOs as of December 30, 2024.

							Equity
							Incentive
					Equity		Plan
					Incentive		Awards:
				Market	Plan		Market
				Value of	Awards:		Value of
				Shares	Number of		Unearned
				or Units	Unearned		Shares,
		Number of		of	Shares, Units		Units or
		Shares or		Stock	or Other		Other
		Units of Stock		that	Rights that		Rights that
	Grant	that Have Not		Have Not	Have Not		Have Not
Name	Date	Vested		Vested(1)	Vested		Vested(1)
Thomas T. Edman(2)	6/21/2024	45,569	(3)	$1,125,554	107,701	(7)	$2,660,215
	6/22/2023	31,976	(4)	$789,807	108,406	(8)	$2,677,628
	6/22/2022	14,937	(5)	$368,944	110,795	(9)	$2,736,637

Daniel L. Boehle	6/21/2024	34,177	(3)	$844,172	42,311	(7)	$1,045,082
	8/21/2023	21,403	(6)	$528,654	12,744	(8)	$314,777

Catherine A. Gridley	6/21/2024	28,481	(3)	$703,481	35,259	(7)	$870,897
	6/22/2023	19,622	(4)	$484,663	34,845	(8)	$860,672
	6/22/2022	9,197	(5)	$227,166	35,761	(9)	$883,297

Douglas L. Soder	6/21/2024	28,481	(3)	$703,481	35,259	(7)	$870,897
	6/22/2023	20,736	(4)	$512,179	36,745	(8)	$907,602
	6/22/2022	9,990	(5)	$246,753	38,893	(9)	$960,657

Philip Titterton	6/21/2024	34,177	(3)	$844,172	42,311	(7)	$1,045,082
	6/22/2023	23,982	(4)	$592,355	42,588	(8)	$1,051,924
	6/22/2022	10,806	(5)	$266,908	42,026	(9)	$1,038,042

(1)
Based on the closing price of our common stock on December 30, 2024.
(2)
Mr. Edman has 35,261 shares issuable upon delivery of shares underlying vested RSUs, of which the delivery of 18,826 shares is deferred until retirement and the delivery of 16,435 shares is deferred until one year after retirement from our Board of Directors.
(3)
Such RSUs will vest one-third on each of June 21, 2025, 2026, and 2027.
(4)
Such RSUs will vest 50% on each of June 22, 2025 and 2026.
(5)
Such RSUs will vest on June 22, 2025.
(6)
Such RSUs will vest 50% on each of August 21, 2025 and 2026
(7)
Represents the number of PRUs granted in fiscal 2024, adjusted for actual achievement during 2024 on the annual metrics of revenue and EBITDA (each of which is equally weighted) with respect to the first one-third portion of the award attributable to 2024 performance. For 2024, performance on the annual revenue metric was 97.0% of target and performance on the annual EBITDA metric was 102.3% of target, resulting in a blended multiplier of 99.7% for the 2024 performance period. The blended multiplier of 99.7% for the 2024 performance period applies to the first one-third of the PRU; and the remaining units are reported at target and will be adjusted based on actual revenue and EBITDA performance during the applicable performance periods. Total PRUs credited at the conclusion of 2026 will be adjusted by relative TSR (20% weighting) as an additive component, which will ultimately determine the number of shares released at the end of the three-year performance period.
(8)
Represents the number of PRUs granted in fiscal 2023, adjusted for actual achievement during 2023 and 2024 on the annual metrics of revenue and EBITDA (each of which is equally weighted) with respect to the first one-third portion of the award attributable to 2023 performance and the second one-third portion of the award attributable to 2024 performance and the remaining one-third portion of the award attributable to 2025 performance. For 2023, performance on the annual revenue metric was 88.1% of target and performance on the annual EBITDA metric was 90.6% of target, resulting in a blended multiplier of 89.4% for the 2023 performance period. For 2024, performance on the annual revenue metric was 97.0% of target and performance on the annual EBITDA metric was 102.3% of target, resulting in a blended multiplier of 99.7% for the 2024 performance period. The blended multiplier of 89.4% for the 2023 performance period applies to the first one-third of the PRUs; the blended multiplier of 99.7% for

TTM TECHNOLOGIES, INC.	49

the 2024 performance period applies to the second one-third of the PRUs; and the remaining units are reported at target and will be adjusted based on actual revenue and EBITDA performance during the 2025 performance period. Total PRUs credited at the conclusion of 2025 will be adjusted by relative TSR (20% weighting) as an additive component, which will ultimately determine the number of shares released at the end of the three-year performance period.
(9)
Represents the number of PRUs granted in fiscal 2022, adjusted for actual achievement during 2022, 2023 and 2024 on the annual metrics of revenue and EBITDA (each of which is equally weighted) with respect to the first one-third portion of the award attributable to 2022 performance, the second one- third portion of the award attributable to 2023 performance and the remaining one-third portion of the award attributable to 2024 performance. For 2022, performance on the annual revenue metric was 102.9% of target and performance on the annual EBITDA metric was 119.1% of target, resulting in a blended multiplier of 111.0% for the 2022 performance period. For 2023, performance on the annual revenue metric was 88.1% of target and performance on the annual EBITDA metric was 90.6% of target, resulting in a blended multiplier of 89.4% for the 2023 performance period. For 2024, performance on the annual revenue metric was 97.0% of target and performance on the annual EBITDA metric was 102.3% of target, resulting in a blended multiplier of 99.7% for the 2024 performance period. The blended multiplier of 111.0% for the 2022 performance period applies to the first one- third of the PRUs; the blended multiplier of 89.4% for the 2023 performance period applies to the second one-third of the PRUs; and the blended multiplier of 99.7% for the 2024 performance period applies to the remaining one-third of the PRUs. Total PRUs credited at the conclusion of 2024 are adjusted by our performance on TSR as compared to the TSR Peer Group, which determines the number of shares, if any, released at the end of the three-year performance period. Our TSR performance over such three-year performance period was at the 38th percentile, which resulted in a TSR modifier of 88% that applies to the shares banked under the 2022 PRU Awards. As a result, final payout under the 2022 PRU awards was 93.3% of the target number of shares granted. Such PRUs vested on February 11, 2025.

Stock Vested In Fiscal Year 2024

The following table sets forth information concerning the value realized by each of our NEOs upon the vesting of stock awards during Fiscal Year 2024.

	Stock Awards

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Thomas T. Edman	108,436	$1,854,241
Daniel L. Boehle	10,702	$211,365
Catherine A. Gridley	48,057	$850,750
Douglas L. Soder	55,232	$973,518
Philip Titterton	57,672	$1,020,854

(1)
The value realized equals the fair market value of our common stock on the date of vesting multiplied by the number of shares released on vest date.

2024 Nonqualified Deferred Compensation Table

Under our nonqualified deferred compensation plan, our NEOs are permitted to defer up to 100% of annual incentive bonuses received in a particular plan year. Interest on contributions is based on the valuation funds selected by our human capital and compensation committee and subsequently chosen by the participant. Funds held under the plan are paid out six months following the separation of any participant from service with our Company. The payout term will be in the form selected by the individual participant, unless the participant’s separation from service with our Company is prior to retirement (which is considered under the plan to be on or after attainment of age 62 with at least five years of continuous service with our Company). If separation occurs prior to retirement or the participant’s account balance is under $25,000, the payout will be made in the form of a lump sum.

The following table sets forth information concerning our NEOs’ contributions, earnings, and balances under our nonqualified deferred compensation plan for the fiscal year 2024. We do not contribute to the deferred compensation plan.

TTM TECHNOLOGIES, INC.	50

Name	Aggregate Beginning Balance	Executive Contributions in Last Fiscal Year(1)	Employer Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance in Last Fiscal Year End
Thomas T. Edman	$4,996,802	—	—	$290,433	—	$5,287,235
Daniel L. Boehle	—	—	—	—	—	—
Catherine A. Gridley	—	—	—	—	—	—
Douglas L. Soder	$1,421,921	—	—	$229,995	—	$1,651,916
Philip Titterton	—	—	—	—	—	—

(1)
Reflects amounts of the Non-Equity Incentive Compensation earned and reported in the Summary Compensation Table for Fiscal Year 2024, but were deferred from payment in fiscal 2024.
(2)
We do not provide above-market or preferential earnings on contributions to our nonqualified deferred compensation plan, so these amounts were not reported in the Fiscal Year 2024 Summary Compensation Table.

Potential Payments Upon Change in Control or Termination

We have entered into “Severance Agreements” with each of Messrs. Edman, Boehle, Soder, Titterton and Ms. Gridley. Each Severance Agreement provides that, in the event the executive’s employment is terminated by (1) our Company without cause during a pending change in control or within 12 months following a change in control, or (2) by the executive for good reason within 12 months following a change in control, the executive will be entitled to receive a lump sum in cash equal to two times the sum of (a) the executive’s annual base salary and (b) the amount of the executive’s annual target bonus for the fiscal year during which the executive is terminated assuming the achievement of 100% of the performance target levels associated with such annual target bonus. In addition, the unvested portions of all of such executive’s RSUs and PRUs then outstanding would immediately vest, in full, as of the date of termination. The Severance Agreements also provide for a twelve-month non-solicitation covenant and customary confidentiality obligations. The change in control severance payments and accelerated vesting of equity awards are intended to provide a level of transition assistance in the event of an involuntary termination of employment and to keep our executives focused on our business rather than their personal circumstances. Our human capital and compensation committee believes these provisions are fair and reasonable based on its understanding of market practices among industry competitors and within the broader environment of technology companies and similarly sized businesses. We believe that it is appropriate to require a termination of employment within one year following a change in control before full vesting is accelerated and the cash severance amounts become payable. We presume that such a termination would likely be due to the change in control and not the employee’s performance. For executives not terminated within one year of a change in control, as long as the acquiring entity assumes such awards, the executives would continue to vest in their awards as they contribute to the success of the surviving company. We also believe these severance benefits are an essential element of our compensation package for executive officers and assist us in recruiting and retaining talented individuals. If upon a change in control the acquiring entity does not assume the equity awards granted to executives prior to the change in control, the unvested awards of RSUs and PRUs then outstanding would immediately vest at the time of the change in control. With respect to PRU vesting, the recipient would be eligible to receive the greater of: (i) the target amount of shares subject to the PRU Award, or (ii) the calculation of the PRU that would have been granted if the financial results and TSR results were measured as such results were at the time of the Change in Control on a pro-forma basis plus the remainder of the target amount of shares that would have vested.

In the event of a termination “without cause” and if such recipient satisfies certain conditions for early retirement (as such term is defined in the form of RSU Agreement), the Agreement provides for the acceleration of vesting of a number of RSUs equal to the product obtained by multiplying the number of unvested RSUs that would vest in the 12-month period commencing on the date of grant, or if later occurring, the most recent anniversary of the date of grant, by a fraction, the numerator of which is the number of whole months since the date of grant, or if later occurring, the most recent anniversary of the date of grant, and the denominator of which is 12 months, rounded down to the nearest whole share.

In the event of a termination “without cause” as defined in the PRU Agreement after a change in control, the recipient would be eligible to receive, the greater of: (i) the target amount of shares subject to the PRU

TTM TECHNOLOGIES, INC.	51

Award, or (ii) in the event of a change in control the calculation of the PRU that would have been granted if the financial results and TSR results were measured as such results were at the time of the change in control on a pro-forma basis, prorated for the amount of the performance period elapsed plus the remainder of the target amount of shares that would have vested.

The following tables set forth certain information regarding potential payments and other benefits that would be payable to each of our NEOs upon a change in control of our Company and/or upon a termination of our NEO's employment. In the case of retirement, death or long term disability, this will result in a pro-rated award for equity and a pro-rated annual cash incentive. The tables below assume that the termination or change in control event took place on December 30, 2024.

Name	Executive Benefits(1)		Change in Control (No Termination)(2)		Termination Without Cause Pending a Change in Control	Termination Without Cause or for Good Reason, each Within 12 Months Following a Change in Control(3)
Thomas T. Edman	Accelerated RSUs(4)	—	$2,284,305	—	$2,284,305	$2,284,305
	Accelerated PRUs(4)	—	$7,971,011	—	—	$7,971,011
	Severance(5)	—	—	—	$4,117,500	$4,117,500

Daniel L. Boehle	Accelerated RSUs(4)	—	$1,372,826	—	$1,372,826	$1,372,826
	Accelerated PRUs(4)	—	$1,356,746	—	—	$1,356,746
	Severance(5)	—	—	—	$1,980,936	$1,980,936

Catherine A.	Accelerated RSUs(4)	—	$1,415,310	—	$1,415,310	$1,415,310
Gridley	Accelerated PRUs(4)	—	$2,581,150	—	—	$2,581,150
	Severance(5)	—	—	—	$1,746,200	$1,746,200

Douglas L. Soder	Accelerated RSUs(4)	—	$1,462,413	—	$1,462,413	$1,462,413
	Accelerated PRUs(4)	—	$2,702,600	—	—	$2,702,600
	Severance(5)	—	—	—	$1,944,391	$1,944,391

Philip Titterton	Accelerated RSUs(4)	—	$1,703,436	—	$1,703,436	$1,703,436
	Accelerated PRUs(4)	—	$3,096,516	—	—	$3,096,516
	Severance(5)	—	—	—	$2,052,325	$2,052,325

(1)
Amounts represented in the table do not include restricted stock units or performance-based restricted units that are fully vested, earned salary, and accrued vacation, as those items are earned and due to the named executive officer regardless of such termination or change in control events. It also does not include amounts payable under life insurance coverage, our accidental death and dismemberment coverage or our business travel accident coverage, which are programs available to all of our full-time employees. The amounts listed assume that the termination or change in control event took place on December 30, 2024.
(2)
Assumes that the RSUs and PRUs are not assumed by the acquiring entity in connection with the change in control.
(3)
Assumes that the RSUs and PRUs are assumed by the acquiring entity in connection with the change in control.
(4)
The amount listed for accelerated RSUs and PRUs is based on the closing price of our common stock on December 30, 2024.
(5)
The amount listed is calculated with the formula described above using an annual target bonus of 125% of base salary for Mr. Edman and 80% of base salary for each of Messrs. Boehle, Soder, Titterton and Ms. Gridley for fiscal year 2024, which represents the percentage of base salary payable as a bonus upon achievement of 100% of the performance target levels associated with such annual target bonus, as set forth in the Severance Agreements.

CEO Pay Ratio

In determining the CEO pay ratio for the Company, it is important to note that the Company has approximately 16,400 total employees around the world, and approximately 10,000 of such employees reside in Asia with pay that is generally lower than the pay of our North American based employees.

TTM TECHNOLOGIES, INC.	52

Asia v. Worldwide Employees

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our median employee and the total annual compensation of our President and CEO for 2024:

•
The total annual compensation of the employee identified at median of our company (other than our CEO), was $17,973 using the definition of total annual compensation in accordance with Item 402(c)(2)(x) of Regulation S-K.
•
The total annual compensation of our CEO was calculated to be $4,012,941 using the same definition of total annual compensation described above, as disclosed in the Summary Compensation Table on page 47.
•
The ratio of the annual total compensation of our President and CEO to the total annual compensation of our median employee was estimated to be 223 to 1.

We used the following methodology and material assumptions, adjustments, and estimates to identify the median employee and determine our median employee’s total annual compensation:

•
We included all of our full-time, part-time, seasonal and temporary workers employed on December 31, 2024 to determine our employee population.
•
To identify the median employee, we used a consistently applied compensation measure consisting of base salary and other guaranteed pay, including overtime, allowances and bonus payments that are expected to occur in the first fiscal quarter of 2025 (for 2024 performance). We believe these pay components reasonably reflect the annual compensation of our employees.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC rules for identifying the median employee, and calculating the pay ratio based on that employee’s annual total compensation, allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, we are providing the following tables which sets forth additional compensation information for our principal executive officer (“PEO”) and non-PEO NEOs, including the “compensation actually paid” (“CAP”) to our PEO and Average CAP to

TTM TECHNOLOGIES, INC.	53

our non-PEO NEOs, as determined in accordance with SEC rules; total shareholder return (“TSR”); net income; and operating income for our fiscal years 2024, 2023, 2022, 2021, and 2020:

					Value of Initial Fixed $100 Investment Based On:
Year ( a )	Summary Compensation Table Total for PEO(A) ( b )	Compensation Actually Paid to PEO(A) ( c )	Average Summary Compensation Table Total for Non-PEO NEOs(A) ( d )	Average Compensation Actually Paid to Non-PEO NEOs(A) ( e )	Total Shareholder Return(B) ( f )	Peer Group Total Shareholder Return(B) ( g )	Net Income (in 1,000's)(C ) ( h )	Operating Income (in 1,000's)(D) ( i )
2024	$4,012,941	$4,164,834	$1,991,120	$2,260,339	$166	$163	$56,299	$116,043
2023	$3,109,523	$3,179,981	$1,415,270	$1,375,921	$106	$131	$(18,718)	$42,316
2022	$4,003,765	$3,381,968	$1,783,084	$1,606,848	$101	$109	$94,583	$210,408
2021	$2,595,084	$2,364,664	$1,455,342	$1,451,097	$102	$142	$54,414	$125,991
2020	$2,610,139	$2,190,144	$1,367,753	$1,298,465	$92	$118	$177,535	$28,092

(A) The PEO for each of the years presented within this table is Mr. Edman, President, and Chief Executive Officer. The Non-PEOs NEOs for 2024, 2023, 2022, 2021, and 2020 were the following:

2024	2023	2022	2021	2020
Daniel L. Boehle	Daniel L. Boehle	Catherine A. Gridley	Todd B. Schull	Catherine A. Gridley
Catherine A. Gridley	Todd B. Schull	Todd B. Schull	Douglas L. Soder	Todd B. Schull
Douglas L. Soder	Catherine A. Gridley	Douglas L. Soder	Phillip Titterton	Douglas L. Soder
Philip Titterton	Douglas L. Soder	Phillip Titterton	Daniel J. Weber	Phillip Titterton
Phillip Titterton

The amounts reported in the “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” columns do not reflect the actual compensation paid to or realized by the PEO or the Non-PEO NEOs during each applicable year. The calculation of compensation actually paid (CAP) for purposes of this table includes point-in-time valuations as required by the SEC’s prescribed methodology of equity awards, including unvested Equity Awards, and these values fluctuate based on the company’s stock price.

The following adjustments were made to the amounts reported in the Total column of the SCT (SCT Total Compensation), which are reported in columns (b) and (d), to derive the CAP reported in columns (c) and (e), respectively:

PEO: SCT Total Compensation to CAP Reconciliation

Year	Total Compensation Reported in SCT	Equity Awards Reported in SCT(1)	Adjusted Equity Awards Included in CAP(2)	Compensation Actually Paid
2024	$4,012,941	$(1,892,392)	$2,044,285	$4,164,834
2023	$3,109,523	$(1,221,347)	$1,291,805	$3,179,981
2022	$4,003,765	$(1,064,521)	$442,724	$3,381,968
2021	$2,595,084	$(1,017,226)	$786,806	$2,364,664
2020	$2,610,139	$(861,985)	$441,990	$2,190,144

TTM TECHNOLOGIES, INC.	54

Average Non-PEO NEOs: SCT Total Compensation to CAP Reconciliation

Year	Average Total Compensation Reported in SCT	Average Equity Awards Reported in SCT(1)	Average Adjusted Equity Award Values Included in CAP(2)	Average Compensation Actually Paid
2024	$1,991,120	$(970,909)	$1,240,128	$2,260,339
2023	$1,415,270	$(576,335)	$536,987	$1,375,921
2022	$1,783,084	$(551,625)	$375,389	$1,606,848
2021	$1,455,342	$(566,086)	$561,840	$1,451,097
2020	$1,367,753	$(470,373)	$401,085	$1,298,465

(1)
The amounts in this column are equal to the sum of the amounts in the "Stock Awards" and "Option Awards" columns of the Summary Compensation Table (or, for the Non-PEO NEOs, the average of such sums), which represent the grant date fair vale of Equity Awards granted in the applicable year.
(2)
The amounts set forth in the following tables are reflected in this column:

PEO: Equity Award Values Included in CAP

Year	Year End Value of Equity Awards Granted During the Covered Year(i)	Change in Fair Value of Outstanding and Unvested Equity Awards(ii)	Value of Awards Granted in Prior Years Vesting During the Covered Year(iii)	Value of Awards Granted in Prior Years that Fail to Meet Applicable Vesting Conditions During the Covered Year(iv)	Adjusted Equity Award Values Included in CAP(v)
2024	$1,813,149	$417,057	$155,497	$(341,417)	$2,044,285
2023	$1,276,507	$30,851	$(15,553)	$-	$1,291,805
2022	$1,181,032	$(2,283)	$(103,089)	$(632,937)	$442,724
2021	$1,042,869	$56,654	$27,872	$(340,588)	$786,806
2020	$1,017,220	$(43,322)	$(119,017)	$(412,890)	$441,990

Non-PEO NEOs: Equity Award Values Included in CAP

Year	Year End Value of Equity Awards Granted During the Covered Year(i)	Change in Fair Value of Outstanding and Unvested Equity Awards(ii)	Value of Awards Granted in Prior Years Vesting During the Covered Year(iii)	Value of Awards Granted in Prior Years that Fail to Meet Applicable Vesting Conditions During the Covered Year (iv)	Adjusted Equity Award Values Included in CAP(v)
2024	$1,021,441	$257,223	$89,971	$(128,508)	$1,240,128
2023	$544,644	$14,011	$(21,668)	$-	$536,987
2022	$629,596	$(1,635)	$(68,195)	$(184,376)	$375,389
2021	$584,523	$39,688	$18,593	$(80,963)	$561,840
2020	$580,857	$(29,804)	$(71,319)	$(78,648)	$401,085

(i)
the year-end fair value of any Equity Awards granted in the applicable year that were outstanding and unvested as of the end of the applicable year (or, for the Non-PEO NEOs, the average of such year-end fair values);
(ii)
the amount of change as of the end of the applicable year (from the end of the prior year) in the fair value of Equity Awards granted in prior years that were outstanding and unvested as of the end of the applicable year (or, for the Non-PEO NEOs, the average of such amounts of change);
(iii)
the amount of change as of the vesting date (from the end of the prior year) in the fair value of Equity Awards that were granted in prior years and vested in the applicable year (or, for the Non-PEO NEOs, the average of such amounts of change); and
(iv)
the fair value of awards granted in prior years that fail to meet applicable vesting conditions during the covered year (as of the end of the prior year);
(v)
No equity awards were granted and vested in the same applicable year and no dollar value of dividends or other earnings paid on equity awards in the applicable year is not otherwise reflected in the fair value of such award. The value of Equity Awards included in CAP, as reported in columns (c) and (e), is impacted by changes in our stock price. Our year-end stock price was $24.70 in 2024, $15.81 in 2023, $15.08 in 2022, $14.90 in 2021, $13.75 in 2020 and $14.88 in 2019.

(B) The cumulative Total Shareholder Return (“TSR”) reflected in each of columns (f) and (g) was calculated in the same manner as required under Item 201(e) of Regulation S-K and represents the cumulative return on a fixed investment of $100 in the common stock (including reinvested dividends) of (a) the Company and (b) our compensation peer group for the period starting at market close on the last trading day before fiscal year 2020,

TTM TECHNOLOGIES, INC.	55

through the last day of the listed fiscal year. The peer group used in this calculation is defined as the “Executive Compensation Peer Group” on page 41.

(C) The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(D) The dollar amounts reported represent the amount of operating income reflected in the Company’s audited financial statements for the applicable year. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that operating income is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

Pay Versus Performance Graphs (Relationships of Information Presented in the Pay Versus Performance Table)

The graphs below compare (i) the relationship between PEO CAP and average Non-PEO NEO CAP with our TSR as well as the relationship between our TSR and our Peer Group TSR (defined as the “Executive Compensation Peer Group” on page 41), (ii) the relationship between PEO CAP and average Non-PEO NEO CAP and net income, and (iii) the relationship between PEO CAP and average Non-PEO NEO CAP and operating income, in each case, for fiscal years 2024, 2023, 2022, 2021 and 2020. TSR amounts reported in the graph assume an initial fixed investment of $100 at market close 12/31/2019 in stock or index.

Relationship Between PEO CAP and Average Non-PEO NEO CAP and Net Income

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our net income during fiscal years 2020 through 2024, each as set forth in the table above.

CAP vs Net Income
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$—
$200,000
$150,000
$100,000
$50,000
$—
$(50,000)
2020
2021
2022
2023
2024
PEO CAP
Non-PEO Average CAP
Net Income
(Dollars in Thousands)

TTM TECHNOLOGIES, INC.	56

Relationship Between PEO CAP and Average Non-PEO NEO CAP and Operating Income

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our operating income during fiscal years 2020 through 2024, each as set forth in the table above.

CAP vs Operating Income
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$—
$250,000
$200,000
$150,000
$100,000
$50,000
$—
2020
2021
2022
2023
2024
PEO CAP
Non-PEO Average CAP
Operating Income (Dollars in Thousands)

Relationship Between PEO CAP and Average Non-PEO NEO CAP and Our TSR and Relationship Between Our TSR and Peer Group TSR

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, each as set forth in the Table above, and our cumulative TSR over the five-year period from 2020 through 2024. The following chart also compares our cumulative TSR over the five-year period from 2020 through 2024 to that of our Peer Group (defined as the “Executive Compensation Peer Group” on page 41) over the same time period.

TTM TECHNOLOGIES, INC.	57

CAP vs TTM TSR & Peer TSR
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$—
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
2023
2024
PEO CAP
Non-PEO Average CAP
TTM TSR
Exec Comp Peer Group TSR

* Assumes $100 invested at market close of 12/31/2019 in stock or index

Financial Performance Measures

We believe that a significant portion of the NEOs’ target total compensation should be dependent upon performance. At TTM, we use corporate, business unit and individual performance components to link compensation actually paid (as defined by SEC rules) to the NEOs for the most recently completed fiscal year. The Company’s performance metric targets include the following:

□
Total Revenue
□
Adjusted EBITDA
□
Global Operating Income
□
Global Cash Flow as a percentage of Revenue
□
Sector Operating Income
□
Individual Goals

Our human capital and compensation committee believes that the selected TSR Peer Group is more appropriate for determining TSR under our PRU program as it provides a comparison of our Company’s stock price performance against our global competitors. For a discussion regarding how the TSR Peer Group affects executive compensation, please see the “Long-Term Equity Awards” section on page 40.

TTM TECHNOLOGIES, INC.	58

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options, warrants, and rights under our 2006 Incentive Compensation Plan, our TTM Technologies, Inc. 2014 Incentive Compensation Plan, and our TTM Technologies, Inc. 2023 Incentive Compensation Plan as of December 30, 2024.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders	5,217,487	$14.32	3,291,450
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	5,217,487	$14.32	3,291,450

(1)
Includes 5,157,487 RSUs and PRUs.
(2)
The weighted average exercise price does not take into account the 5,157,487 RSUs and PRUs, which have no exercise price.

TTM TECHNOLOGIES, INC.	59

PROPOSAL TWO – ADVISORY APPROVAL OF

NAMED EXECUTIVE OFFICER COMPENSATION

As required by SEC rules, we are asking our stockholders to provide an advisory, non-binding vote to approve the compensation of our NEOs. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs by voting on the non-binding resolution below. Unless our Board of Directors modifies its policy of holding an advisory say-on-pay vote on an annual basis, the next advisory say-on-pay vote will be held at our 2026 annual meeting.

As described in detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program, which is established by our human capital and compensation committee and Board of Directors, is intended to attract, motivate, and retain executives and key employees and reward the creation of stockholder value. We seek to provide executive compensation packages that are competitive with other similarly situated companies in our industry and reward the achievement of short-term and long-term performance goals.

We are asking our stockholders to indicate their support for our NEO compensation. We believe that the information we have provided in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

At our 2024 annual meeting, our stockholders overwhelmingly approved, on an advisory basis, the compensation of our NEOs described in our 2024 proxy statement. Approximately 97.7% of the votes cast on the matter were voted “For” such advisory “Say-on-Pay” approval. Based in part on the overwhelming approval of the compensation paid to NEOs for 2023, the Company continued its compensation structure for its NEOs for fiscal year 2024.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement and the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. Our human capital and compensation committee and Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

Our Board of Directors believes that the compensation of our NEOs is appropriate and recommends a vote “FOR” the following advisory resolution, which will be submitted for a stockholder vote at the annual meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, narrative discussion and related matters.”

You may vote “for” or “against” the foregoing resolution, or you may “abstain.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and procedures described in this proxy statement.

While the advisory vote is non-binding, the human capital and compensation committee and our Board of Directors will review the results of the vote and take the concerns of our stockholders into account in future determinations concerning our executive compensation program. Our Board of Directors therefore recommends that you indicate your support for the compensation policies and procedures for our NEOs, as outlined in the above resolution.

TTM TECHNOLOGIES, INC.	60

PROPOSAL THREE – RATIFICATION

OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Current independent registered public accounting firm

We have appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 29, 2025 and recommend that stockholders vote in favor of the ratification of such appointment as a matter of good corporate governance. In the event of a negative vote on such ratification, our Board of Directors will reconsider its selection. We anticipate that representatives of KPMG LLP will attend the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Audit Fees

The following is a summary of fees, all of which were approved by our audit committee, for audit and other professional services performed by KPMG LLP during the fiscal years ended December 30, 2024 and January 1, 2024:

	2024	2023
Audit fees	$3,208,160	$3,582,616
Tax fees	219,815	562,664
Total	$3,427,975	$4,145,280

“Audit fees” include fees paid for the audits of our consolidated financial statements and of internal control over financial reporting included in our Annual Report on Form 10-K, selected statutory audits, fees related to consents and fees related to reviews of interim financial statements included in Form 10-Q.

“Tax fees” include fees paid for assistance provided with respect to transfer pricing and other studies, compliance services and consulting.

Pre-Approval Policy for Independent Registered Public Accounting Firm’s Fees

In 2003, our audit committee adopted a formal policy concerning pre-approval of all services to be provided by our independent registered public accounting firm. The policy requires that all proposed services to be provided by our independent registered public accounting firm must be pre-approved by our audit committee before any services are performed. This policy includes all audit, audit-related, tax, and other services that our independent registered public accounting firm may provide to our Company. In evaluating whether to engage our independent registered public accounting firm for non-audit services, our audit committee considers whether the performance of services other than audit services is compatible with maintaining the independence of our independent registered public accounting firm. All of the services provided by KPMG LLP described in the table above were approved by our audit committee pursuant to our audit committee’s pre-approval policies.

Our Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2025.

In the event of a negative stockholder vote on the ratification of KPMG LLP as our Company's independent registered public accounting firm, our audit committee will reconsider its selection.

TTM TECHNOLOGIES, INC.	61

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in the following report of the audit committee is not “soliciting material”, is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Our Board of Directors has appointed an audit committee consisting of four independent directors. All members of our audit committee are able to read and understand fundamental financial statements, including our balance sheet, statement of operations, statement of comprehensive income, and statement of cash flows. Most members of our audit committee have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in each individual’s financial sophistication, including being or having been a Chief Executive Officer, Chief Financial Officer, or other senior officer with financial oversight responsibility. Our Board of Directors has determined that Messrs. Ali, Franklin and Mayer and Ms. Jackson are independent directors, as defined by NASDAQ Marketplace Rule 5605(a)(2), and that Mr. Franklin qualifies as an “audit committee financial expert.”

The primary responsibility of our audit committee is to assist our Board of Directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including overseeing the financial reports and other financial information provided by us to governmental or regulatory bodies (such as the SEC), the public, and other users thereof; our systems of internal accounting and financial controls; and the annual independent audit of our consolidated financial statements.

Management has the responsibility for our consolidated financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm engaged to conduct the audit of our 2024 consolidated financial statements, KPMG LLP, was responsible for auditing our consolidated financial statements, expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, and for expressing an opinion on the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, our audit committee reviewed our consolidated audited financial statements with management and the independent registered public accounting firm. Our audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. This included a discussion of the independent registered public accounting firm’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with our audit committee under generally accepted auditing standards. In addition, our audit committee received from the independent registered public accounting firm written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s independence. Our audit committee also discussed with the independent registered public accounting firm their independence from management and our Company, including the matters covered by the written disclosures provided by the independent registered public accounting firm. Our audit committee has concluded that KPMG LLP is independent from our Company and management.

Our audit committee discussed with the independent registered public accounting firm the overall scope and plans for its audits. Our audit committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its audit, the internal controls of our Company, and the overall quality of our financial reporting. Our audit committee held four meetings during the fiscal year ended December 30, 2024.

Based on the reviews and discussions referred to above, our audit committee recommended to our Board of Directors, and our Board of Directors approved, that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2024 for filing with the SEC.

Our Board of Directors has adopted a written charter for our audit committee that reflects, among other things, requirements of the Sarbanes-Oxley Act of 2002, rules adopted by the SEC, and rules of NASDAQ.

TTM TECHNOLOGIES, INC.	62

This report has been furnished by our audit committee to our Board of Directors.

Philip G. Franklin, Chair

Wajid Ali

Pamela B. Jackson

John G. Mayer

TTM TECHNOLOGIES, INC.	63

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 2, 2024, the first day of our last fiscal year, there were no transactions or series of similar transactions to which we were or are a party that involved an amount exceeding $120,000 and in which any of our directors, executive officers, nominees for director, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND 2024 ANNUAL REPORT

As permitted by SEC rules, we are making this proxy statement and our Annual Report on Form 10-K for 2024 available to stockholders electronically via the Internet on our website at https://investors.ttm.com/news-events/annual-stockholders-meeting. On or about March 13, 2025, we began mailing to our stockholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice or set forth in the following paragraph.

If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail that will provide a link to these documents on our website. By opting to receive the notice of availability and accessing your proxy materials online, you will save our Company the cost of printing and mailing documents to you, reduce the amount of mail you receive, speed your ability to access the proxy materials and our annual report, and help preserve environmental resources. We encourage you to sign up for electronic proxy and annual report access or a paper notice of availability for future annual meetings. Stockholders may elect to receive electronic access or a paper notice by registering electronically on our website at https://investors.ttm.com/news-events/annual-stockholders-meeting. If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at the same location.

Our Annual Report on Form 10-K for 2024, available on our website at https://investors.ttm.com, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Human Capital and Compensation Committee Report” and “Report of the Audit Committee of the Board of Directors” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. If a stockholder received a paper copy of our annual report and does not wish to access our annual report through our website but rather requires an additional paper copy of our Annual Report on Form 10-K, we will provide one, without charge, on the written request of any such stockholder addressed to our corporate secretary at 200 East Sandpointe, Suite 400, Santa Ana, California 92707.

STOCKHOLDER PROPOSALS

If any stockholder intends to present a proposal to be considered for inclusion in our proxy material for the 2026 annual meeting of stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act and must be submitted in writing by notice delivered to our corporate secretary at 200 East Sandpointe, Suite 400, Santa Ana, California 92707. Any such proposal must be received by the Company no later than 5:00 p.m. Pacific Time, November 14, 2025, which is 120 calendar days prior to the anniversary of this year’s mailing date, unless the date of our 2026 annual meeting is changed by more than 30 days from May 8, 2026, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

In addition, our bylaws establish certain requirements for proposals a stockholder wishes to make from the floor of the 2026 annual meeting of stockholders. If the proposal is for a matter other than the nomination

TTM TECHNOLOGIES, INC.	64

of a director for election at the meeting, the proposal must be written and delivered to our corporate secretary at the address set forth above not less than 90 days (by February 7, 2026) nor more than 120 days (January 8, 2026) prior to the first anniversary of the 2025 annual meeting; provided, however, that in the event that the date of the 2026 annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business 120 days prior to such annual meeting and not later than the close of business on the later of (a) 90 days prior to such annual meeting or (b) five days following the day on which public announcement of the date of such meeting is first made by our Company. Our bylaws provide that a stockholder’s notice of a proposal of business must set forth certain information relating to the proposed business desired to be brought before the meeting and the proposal itself, and information relating to the stockholder making the proposal.

If the proposal is for the nomination of a director for election at the 2026 meeting, the nomination must be delivered to our corporate secretary at the address listed above not less than 90 days (by February 7, 2026) and not more than 120 days (January 8, 2026) prior to the first anniversary of the 2025 annual meeting; provided, however, that in the event that the date of the 2026 annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business 120 days prior to such annual meeting and not later than the close of business on the later of (a) 90 days prior to such annual meeting or (b) five days following the day on which we make the first public announcement of the date of such meeting. However, in the event that the number of directors to be elected to our Board of Directors at an annual meeting of stockholders is increased and there is no public announcement by us naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the date of the 2025 annual meeting, the stockholder’s notice will also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to our corporate secretary at the address listed above not later than the close of business five days following the day on which we first make a public announcement of additional directorships. Our bylaws provide that a stockholder's notice of a nomination of a director for election at the annual meeting must set forth specific information relating to, and representations and agreements from, the proposed nominee, and information relating to the stockholder making the nomination.

In addition, to comply with the universal proxy rules, our bylaws also provide that stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and must also comply with all other requirements of Rule 14a-19 under the Exchange Act.

OTHER MATTERS

As of the date of this proxy statement, we know of no matter that will be presented for consideration at the annual meeting other than those in the accompanying Notice of Annual Meeting of Stockholders and described in this Proxy Statement If, however, any other matter should properly come before the annual meeting for action by stockholders, the persons named as proxy holders will vote in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

Daniel J. Weber, Secretary

Santa Ana, California

March 13, 2025

TTM TECHNOLOGIES, INC.	65

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ANNEX A

RECONCILIATIONS1

	Full Year
	2024	2023
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$477,375	$413,268
Add back item:
Amortization of definite-lived intangibles	9,342	12,901
Stock-based compensation	9,342	7,455
Unrealized loss (gain) on commodity hedge	370	(1,192)
Purchase accounting related inventory markup	—	327
Other charges	709	5,324
Non-GAAP gross profit	$497,138	$438,083
Non-GAAP gross margin	20.4%	19.6%

Non-GAAP operating income reconciliation[3]:
GAAP operating income	$116,043	$42,316
Add back items:
Amortization of definite-lived intangibles	44,892	61,576
Stock-based compensation	29,780	22,887
Gain on sale of property, plant and equipment	(15,669)	(195)
Unrealized loss (gain) on commodity hedge	370	(1,192)
Purchase accounting related inventory markup	—	327
Impairment, restructuring, acquisition-related and other charges	58,324	72,654
Non-GAAP operating income	$233,740	$198,373
Non-GAAP operating margin	9.6%	8.9%

Non-GAAP net income and EPS reconciliation[4]:
GAAP net income (loss)	$56,299	$(18,718)
Add back items:
Amortization of definite-lived intangibles	44,892	61,576
Stock-based compensation	29,780	22,887
Non-cash interest expense	2,042	2,204
Gain on sale of property, plant and equipment	(15,669)	(195)
Loss on extinguishment of debt	—	1,154
Gain on sale of subsidiary	—	(1,270)
Unrealized loss (gain) on commodity hedge	370	(1,192)
Purchase accounting related inventory markup	—	327
Impairment, restructuring, acquisition-related and other charges	58,324	72,654
Income taxes[5]	2,352	113
Non-GAAP net income	$178,390	$139,540
Non-GAAP earnings per diluted share	$1.71	$1.33

Adjusted EBITDA reconciliation[6]:
GAAP net income (loss)	$56,299	$(18,718)
Add back items:
Income tax provision	27,650	19,015

TTM TECHNOLOGIES, INC.	A-1

Interest expense	47,515	48,124
Amortization of definite-lived intangibles	44,892	61,576
Depreciation expense	105,233	99,155
Stock-based compensation	29,780	22,887
Gain on sale of property, plant and equipment	(15,669)	(195)
Loss on extinguishment of debt	—	1,154
Gain on sale of subsidiary	—	(1,270)
Unrealized loss (gain) on commodity hedge	370	(1,192)
Purchase accounting related inventory markup	—	327
Impairment, restructuring, acquisition-related and other charges	56,439	67,330
Adjusted EBITDA	$352,509	$298,193
Adjusted EBITDA margin	14.4%	13.4%

Free cash flow reconciliation:
Operating cash flow	$236,894	$187,284
Capital expenditures, net	(152,871)	(159,737)
Free cash flow	$84,023	$27,547

1 This information provides a presentation of financial measures calculated and reported in accordance with GAAP together with a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

2 Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, stock-based compensation expense, unrealized loss (gain) on commodity hedge, purchase accounting related inventory markup, and other charges.

3 Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of property, plant, and equipment, unrealized loss (gain) on commodity hedge, purchase accounting related inventory markup, impairment, restructuring, acquisition-related costs, and other charges.

4 This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of property, plant, and equipment, loss on extinguishment of debt, gain on sale of subsidiary, unrealized loss (gain) on commodity hedge, purchase accounting related inventory markup, impairment, restructuring, acquisition-related costs, and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

5 Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.

6 Adjusted EBITDA is defined as earnings before income taxes, interest expense, amortization of intangibles, depreciation, stock-based compensation expense, gain on sale of property, plant, and equipment, loss on extinguishment of debt, gain on sale of subsidiary, unrealized loss (gain) on commodity hedge, purchase accounting related inventory markup, impairment, restructuring, acquisition-related costs, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

TTM TECHNOLOGIES, INC.	A-2

ANNUAL MEETING OF STOCKHOLDERS OF TTM TECHNOLOGIES, INC. May 8, 2025 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online/phone until 11:59 PM Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiconnect.com/208900745 (password: ttm2025) and be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement, and Annual Report are available at https://investors.ttm.com/news-events/annual-stockholders-meeting Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 00003333300000000000 9 050825 THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES AND"FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To elect Wajid Ali, Thomas T. Edman and Chantel E. Lenard as class I directors. 1a. Wajid Ali FOR AGAINST ABSTAIN 1b. Thomas T. Edman 1c. Chantel E. Lenard 2. To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers. 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2025. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3. NOTE: IN HIS DISCRETION, THE PROXY MAY TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively and no longer receive any material by mail please visit https://equiniti.com/us/ast-access. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. TTM TECHNOLOGIES, INC. 200 East Sandpointe, Suite 400 Santa Ana, CA 92707 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS As an alternative to completing this form, you may enter your vote instruction by Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby appoints Daniel J. Weber as proxy, with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of TTM Technologies, Inc. held of record by the undersigned on March 12, 2025, at the Annual Meeting of Stockholders to be held virtually at https://web.lumiconnect.com/208900745 (password: ttm2025) at 8:30 a.m., Pacific Time, on May 8, 2025, or any adjournment or postponement thereof, and in his discretion upon any other business that may properly come before the meeting (and any such adjournment(s) or postponement(s)). (Continued and to be signed on the reverse side) 1.1 14475